As filed with the Securities and Exchange Commission on December 18, 2023

Registration No. 333-254134

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________

WISDOMTREE BITCOIN FUND

(formerly WisdomTree Bitcoin Trust)

(Exact name of registrant as specified in its charter)

Delaware	6221	[___]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o WisdomTree Digital Commodity Services, LLC

Ryan M. Louvar

250 West 34th Street, 3rd Floor

New York, New York 10119

(866) 909-9473

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices and for service of process purposes)

_______________________________

Copies to:

Todd P. Zerega

Perkins Coie LLP

700 13th Street, NW

Suite 800

Washington, DC 20005

_______________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated December 18, 2023

PRELIMINARY PROSPECTUS

Common Shares of Beneficial Interest

WisdomTree Bitcoin Fund

_______________________________

The WisdomTree Bitcoin Fund (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that will be listed on the Cboe BZX Exchange, Inc. (the “Exchange”) and will trade under the ticker symbol “BTCW.” WisdomTree Digital Commodity Services, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, Coinbase Custody Trust Company LLC (the “Bitcoin Custodian”) is the custodian of the Trust with respect to the Trust’s bitcoin holdings.

The Trust’s investment objective is to gain exposure to the price of bitcoin, less expenses and liabilities of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the CME CF Bitcoin Reference Rate – New York Variant (the “Reference Rate”), which is an independently calculated value based on an aggregation of executed trade flow of major bitcoin spot exchanges.

When the Trust sells or redeems its Shares, it will do so in blocks of 5,000 Shares (a “Basket”) based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription of Shares, the subscription shall be in the amount of either bitcoin represented by the Basket being created or cash needed to purchase the amount of bitcoin represented by the Basket being created, in each case as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the bitcoin represented by the Basket to be distributed in-kind or sold and the cash proceeds distributed. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, bitcoin to the Trust’s account with the Bitcoin Custodian or cash to the Trust’s account with the Cash Custodian (as defined below) in exchange for Shares when they purchase Shares, and will receive bitcoin (from the Bitcoin Custodian) or cash (from the Cash Custodian), as applicable, when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. The initial price per share is $50 and was selected as an appropriate and convenient price that would facilitate secondary market trading of shares.

Investors who decide to buy Shares of the Trust or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of the Shares of the Trust. Prior to this offering, there has been no public market for the Shares. Investing in the Trust involves risks similar to those involved with an investment directly in bitcoin and other significant risks.

The offering of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the 1933 Act.

The Trust qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

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RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO INVEST IN THIS TRUST. AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS (INCLUDING THE POTENTIAL FOR QUICK, LARGE LOSSES) AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD BITCOIN OR INTERESTS RELATED TO BITCOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR POTENTIAL INVESTMENT IN THIS TRUST. THEREFORE, BEFORE YOU DECIDE TO INVEST, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, AND YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 11.

THE TRUST IS NOT A MUTUAL FUND REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) AND IS NOT SUBJECT TO REGULATION UNDER THE 1940 ACT. THE TRUST IS NOT A COMMODITY POOL FOR PURPOSES OF THE COMMODITY EXCHANGE ACT OF 1936, AS AMENDED (THE “CEA”), AND THE SPONSOR IS NOT SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AS A COMMODITY POOL OPERATOR OR A COMMODITY TRADING ADVISOR. THE TRUST’S SHARES ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this Prospectus is [               ], 2023

TABLE OF CONTENTS

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
RISK FACTORS	11
BITCOIN, BITCOIN MARKET, BITCOIN EXCHANGES AND REGULATION OF BITCOIN	51
THE TRUST AND BITCOIN PRICES	57
CALCULATION OF NAV	61
ADDITIONAL INFORMATION ABOUT THE TRUST	63
THE TRUST’S SERVICE PROVIDERS	65
CUSTODY OF THE TRUST’S ASSETS	67
FORM OF SHARES	69
PLAN OF DISTRIBUTION	70
CREATION AND REDEMPTION OF SHARES	72
USE OF PROCEEDS	75
CONFLICTS OF INTEREST	76
DUTIES OF THE SPONSOR	78
LIABILITY AND INDEMNIFICATION	78
PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS	80
MANAGEMENT; VOTING BY SHAREHOLDERS	80
BOOKS AND RECORDS	80
STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS	81
FISCAL YEAR	81
GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION	81
LEGAL MATTERS	81
EXPERTS	81
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	82
PURCHASES BY EMPLOYEE BENEFIT PLANS	86
INFORMATION YOU SHOULD KNOW	86
INTELLECTUAL PROPERTY	87
WHERE YOU CAN FIND MORE INFORMATION	87
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	87
APPENDIX A	88

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the cryptocurrencies markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

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PROSPECTUS SUMMARY

This is only a summary of the information contained in this Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, Bitcoin with an uppercase “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin network, bitcoin is written with a lower -case “b.”

Overview of the Trust, the Sponsor and Certain other Service Providers

The WisdomTree Bitcoin Fund (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that will be listed on the Cboe BZX Exchange, Inc. (the “Exchange”) and will trade under a ticker symbol “BTCW.”

WisdomTree Digital Commodity Services, LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, Coinbase Custody Trust Company LLC (the “Custodian”) is the custodian of the Trust that will hold all of the Trust’s bitcoin on the Trust’s behalf.

The Trust’s Investment Objective and Strategies

The Trust’s investment objective is to gain exposure to the price of bitcoin, less expenses and liabilities of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the value of bitcoin as reflected by the CME CF Bitcoin Reference Rate – New York Variant (the “Reference Rate”), which is an independently calculated value based on an aggregation of executed trade flow of major bitcoin spot exchanges. The Reference Rate currently uses substantially the same methodology as the CME CF Bitcoin Reference Rate (“BRR”), including utilizing the same five bitcoin exchanges, which is the underlying rate to determine settlement of CME bitcoin futures contracts, except that the Reference Rate is calculated as of 4 pm Eastern time, whereas the BRR is calculated as of 4 pm London time. There can be no assurance that the Trust will achieve its investment objective. The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust, the Sponsor and the service providers will not loan or pledge the Trust's assets, nor will the Trust's assets serve as collateral for any loan or similar arrangement.

When the Trust sells or redeems its Shares, it will do so in blocks of 5,000 Shares (a “Basket”) based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription of Shares, the subscription shall be in the amount of either bitcoin represented by the Basket being created or cash needed to purchase the amount of bitcoin represented by the Basket being created, in each case as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the bitcoin represented by the Basket to be distributed in-kind or sold and the cash proceeds distributed. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, bitcoin to the Trust’s account with the Bitcoin Custodian or cash to the Trust’s account with the Cash Custodian (as defined below) in exchange for Shares when they purchase Shares, and will receive bitcoin (from the Bitcoin Custodian) or cash (from the Cash Custodian), as applicable, when they redeem Shares with the Trust. The Transfer Agent (as defined below) will facilitate the processing of purchase and sale orders in Baskets from the Trust. The initial price per share is $50 and was selected as an appropriate and convenient price that would facilitate secondary market trading of shares.

An investment in the Shares is anticipated to be:

•	Easily Accessible. As the Shares will be listed on the Exchange, investors can invest in a portfolio comprised of bitcoin through a traditional brokerage account. The Trust provides investors with the opportunity to access the market for bitcoin through a traditional brokerage account without the potential barriers to entry or certain of the risks involved with holding or transferring bitcoin directly, acquiring it from a bitcoin exchange, or mining it. Investors may be able to more effectively implement strategic and tactical asset allocation strategies by investing in the Shares as compared to other means of investing in bitcoin.

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•	Exchange-traded and Transparent. The Shares will trade on the Exchange, providing investors with an efficient means to implement various investment strategies. Furthermore, the Sponsor undertakes to cause the Trust’s holdings in bitcoin to be posted at www.wisdomtree.com/investments daily, providing investors with a clear and timely picture of the Trust’s holdings in bitcoin.

•	Competitively Priced. The Sponsor’s fee and certain other expenses paid by the Trust represent costs to an investor in the Shares. An investor’s decision to purchase Shares may be influenced by such fees and expenses relative to the costs associated with investing in bitcoin by other means.

Except when aggregated in Baskets, Shares are not redeemable securities.

Baskets are only redeemable by Authorized Participants.

Bitcoin and the Bitcoin Network

Bitcoin is believed to have been largely conceptualized in 2008 and in early 2009 the first-ever bitcoin was mined. Bitcoin is a system for a decentralized digital value exchange that is designed to enable units of bitcoin to be transferred across borders without the need for currency conversion. Bitcoin is not legal tender. The supply of bitcoin is not determined by a central government, but rather by an open-source software program that limits both the total amount of bitcoin that will be produced and the rate at which it is released into the network. Under the source code that governs the Bitcoin network, the supply of new bitcoin is mathematically controlled so that the number of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Bitcoin blockchain, approximately every 4 years. Currently, the fixed reward for solving a new block is 6.25 bitcoin per block and this is expected to decrease by half to become 3.125 bitcoin in approximately early 2024. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will increase at a controlled rate until the number of bitcoin in existence reaches the pre-determined 21 million bitcoin. However, the 21 million supply cap could be changed in a hard fork. As of December 1, 2023, approximately 19.5 million bitcoins were outstanding and the date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140. The responsibility for maintaining the official ledger of who owns what bitcoin and for validating new bitcoin transactions is not entrusted to any single central entity. Instead, it is distributed among the network’s participants.

Bitcoin was designed to be a scarce digital asset that allowed peer-to-peer transfers of value in an environment whereby value could be transferred without the need for a central authority. The underlying protocol is essentially an amalgamation of existing digital practices but is built on a foundation of encryption and cryptography, hence the common name “cryptocurrency.” The ability to store value digitally with no central authority providing verification is achieved through distributed ledger – essentially a peer-to-peer network that shares a record of all transactions and verifies all new ones by each member checking them against the rules of the protocol and coming to consensus.

Bitcoin is based on the decentralized, open-source protocol of a peer-to-peer electronic network (the “Bitcoin network”). It is widely understood that no single entity owns or operates the Bitcoin network. Bitcoin is not issued by governments, banks or any other centralized authority. The infrastructure of the Bitcoin network is collectively maintained on a distributed basis by the network’s participants, consisting of “miners,” who run special software to validate transactions, developers, who maintain and contribute updates to the Bitcoin network’s source code, and users, who download and maintain on their individual computer a full or partial copy of the Bitcoin Blockchain (as defined below) and related software. Anyone can be a user, developer, or miner. The Bitcoin network is accessed through software, and software governs bitcoin’s creation, movement, and ownership. The source code for the Bitcoin network and related software protocol is open-source, and anyone can contribute to its development. The value of bitcoin is, in part, determined by the supply of, and demand for, bitcoin in the global markets for the trading of bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

As part of the Bitcoin network, bitcoin transaction and ownership records are reflected on the Bitcoin blockchain, which is a digital public recordkeeping system or ledger (the “Bitcoin Blockchain”). The buying, holding and selling of bitcoin is very different than the buying, holding and selling of more conventional instruments like cash, stocks or bonds. For example, bitcoin must either be acquired through the process of “mining” (as further described below), obtained in a peer-to-peer transaction, or purchased through an online trading platform where bitcoin is sold (each a “bitcoin exchange”) or other intermediary, such as a broker in the institutional over-the-counter (“OTC”) market. Peer-to-peer transactions may be difficult to arrange, and involve complex and potentially risky procedures around safekeeping, transferring and holding the bitcoin. Alternatively, purchasing bitcoin on a bitcoin exchange requires choosing a bitcoin exchange, opening an account, and transferring money from a bank account or credit card to the bitcoin exchange in order to purchase the bitcoin. Some bitcoin exchanges have been subject to unauthorized cybersecurity breaches (“hacks”), resulting in significant losses to end users.

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Miners authenticate and bundle bitcoin transactions sequentially into files called “blocks,” which requires performing computational work to solve a cryptographic puzzle set by the Bitcoin network’s software protocol. Because each solved block contains a reference to the previous block, they form a chronological “chain” back to the first bitcoin transaction. Copies of the Bitcoin Blockchain are stored in a decentralized manner on the computers of each individual Bitcoin network full node, i.e., any user who chooses to maintain on their computer a full copy of the Bitcoin Blockchain as well as related software. Each bitcoin is associated with a set of unique cryptographic “keys,” in the form of a string of numbers and letters, which allow whoever is in possession of the private key to assign that bitcoin in a transfer that the Bitcoin network will recognize.

The Sponsor believes that the bitcoin market has matured such that it is operating at a level of efficiency and scale similar in material respects to established global equity, fixed income and commodity markets. The Sponsor believes that this maturation is indicated by various objective factors, including, but not limited to:

•	the launch of futures contracts for bitcoin on a major, established and regulated commodity futures exchange in the United States;

•	the subsequent growth of significant trading volume in those futures contracts;

•	increased participation by established institutional firms and publicly traded companies of all types, that are both helping to drive demand for bitcoin and building out its market and blockchain infrastructures to accommodate established investment channels and bitcoin applications beyond investment;

•	the public offering of shares in registered investment companies, including ETFs, that invest primarily in bitcoin futures pursuant to a registration statement declared effective by the SEC, and the offering of interests in private investment vehicles that invest in bitcoin by numerous investment managers;

•	the arrival of major, established market makers that rely on sophisticated and technologically enabled trading systems to arbitrage price discrepancies that may appear between bitcoin prices on different bitcoin exchanges;

•	the development of a robust bitcoin lending market;

•	a significant expansion in the availability of institutional-quality custody services from regulated third-party custodians;

and

•	the advent and increasing prevalence of significant insurance on custodied assets held at third-party custodians.

These factors, among others, have combined to improve the efficiency of the bitcoin market, creating a dynamic, institutional-quality, two-sided market. For more information on bitcoin and the Bitcoin network, see “Bitcoin, Bitcoin Market, Bitcoin Exchanges and Regulation of Bitcoin” below.

The CME CF Bitcoin Reference Rate – New York Variant

The Reference Rate, which was introduced on February 28, 2022, is based on materially the same methodology (except calculation time) as the Administrator’s BRR, which was first introduced in 2016 and is the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the CME. The administrator of the Reference Rate is CF Benchmarks Ltd. (the “Benchmark Administrator”), and is a member of the Crypto Facilities group of companies which is in turn a member of the Payward, Inc. group of companies. Payward, Inc. is the owner and operator of the Kraken Exchange. The Reference Rate is calculated daily and aggregates the notional value of bitcoin trading activity across major bitcoin spot exchanges.

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The Sponsor believes that the use of the Reference Rate is reflective of a reasonable valuation of the average spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the equally-weighted average of the volume-weighted medians. By employing the foregoing steps, the Reference Rate thereby seeks to ensure that transactions in bitcoin conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Reference Rate is administered through codified policies for Reference Rate integrity.

Reference Rate data and the description of the Reference Rate are based on information made publicly available by the Benchmark Administrator on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Administrator’s website is incorporated by reference into this prospectus.

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things:

•	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or

•	comply with any new audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012, unless the SEC determines otherwise.

The Trust will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which it has $1.235 billion or more in total annual gross revenues, (ii) the date on which the Trust is deemed to be a large accelerated filer, (iii) the date on which it has, during the previous three year period, issued more than $1.0 billion of non-convertible debt or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on March 8, 2021, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of [                    ]. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on March 5, 2021.

Principal Offices

The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, DE 19808. The Sponsor’s address is 250 West 34th Street, 3rd Floor, New York, NY 10119, and its telephone number is 866-909-9473 (WISE). The Trust Administrator’s, Fund Accountant’s, Cash Custodian’s and Transfer Agent’s principal office is located at One Congress Street, Boston, MA 02114. The Bitcoin Custodian’s address is 200 Park Avenue South, Suite 1208, New York, NY 10003.

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The Trust’s Service Providers

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. In addition, the Sponsor:

(i) selects (and may remove, change or replace) the Trust’s other service providers, including the Trustee, Trust Administrator, Transfer Agent, Custodian, Marketing Agent and the Trust’s auditor, as well as the Reference Rate;

(ii) negotiates various agreements and fees; and

(iii) performs such other services as the Sponsor believes that the Trust may from time to time require.

As further described below, (i) the Trust will pay the Sponsor a fee for its services provided to the Trust; and (ii) the Sponsor has agreed to pay all routine operational, administrative and ordinary expenses of the Trust. The Sponsor will not be reimbursed in connection with the payment of such expenses.

The Trustee

The Trustee, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Declaration of Trust and the Delaware Statutory Trust Act.

The Trust Administrator , Fund Accountant and Transfer Agent

State Street Bank and Trust Company (“State Street”) serves as the Trust’s administrator (the “Trust Administrator”), fund accountant (the “Fund Accountant”) and transfer agent for the Trust (the “Transfer Agent”). Under the Administration Agreement, the Trust Administrator provides certain services necessary for the administration of the Trust and also provides certain services necessary for the operation of the Trust, including net asset value calculations and accounting services. Under the Transfer Agency Agreement, the Transfer Agent facilitates the issuance and redemption of Shares of the Trust.

The Custodians

Bitcoin. Coinbase Custody Trust Company, LLC serves as the Trust’s custodian for bitcoin (the “Bitcoin Custodian”). Under the Bitcoin Custody Agreement, the Bitcoin Custodian is responsible for safekeeping all of the bitcoin owned by the Trust.

Cash. State Street also serves as the Trust’s custodian for the Trust’s cash (the “Cash Custodian”). Under the Cash Custodian Agreement (the “Cash Custody Agreement”), the Cash Custodian is responsible for safekeeping all of all cash and other non-digital assets owned by the Trust, if any.

The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a fee of [ ]% (the “Sponsor Fee”). The Sponsor Fee is calculated on a daily basis (accrued at 1/365 of the applicable percentage of the net asset value (the “NAV”) on that day) and paid on a monthly basis. The Sponsor Fee will accrue and be payable in U.S. dollars. The Trust’s only ordinary recurring expense is expected to be the Sponsor Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the Trust Administrator, Fund Accountant, Transfer Agent, and Marketing Agent, the Custodians’ Fee, Exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. There is no cap on the amount of these Sponsor paid expenses.

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. As of the date of this prospectus, the Sponsor has not decided to waive any of the Sponsor Fee and there are no specific circumstances under which the Sponsor has determined it will waive the fee.

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The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing charges or fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain, any Incidental Rights and any IR Virtual Currency, both defined below in the section entitled “BITCOIN, BITCOIN MARKET, BITCOIN EXCHANGES AND REGULATION OF BITCOIN – Bitcoin Protocol”), any indemnification of the Cash Custodian, Bitcoin Custodian, Trust Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

Because the Trust does not have any income, it will need to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell bitcoin to pay the Sponsors Fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert bitcoin into U.S. dollars at the price available through Coinbase, Inc. (“Coinbase Inc.” or the “Prime Broker”, which is an affiliate of the Bitcoin Custodian). The number of bitcoins represented by a Share will decline each time the Trust pays the Sponsor Fee or any Trust expenses not assumed by the Sponsor by transferring or selling bitcoins. The Trust is responsible for paying any costs associated with the transfer of bitcoin to the Sponsor or the sale of bitcoin. However, under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of Bitcoin incurred in connection with the fulfillment of a creation or redemption order.

Understanding Custody (Storage) of Digital Assets such as Bitcoin

There 2 main options for storage:

•	Hot storage: Private keys used to sign transactions and prove ownerships of funds are held on online devices, that is to say connected to internet, and therefore do not necessarily require human intervention to extract. As it is online it is more accessible, but it is also more likely to be a target for attackers. Common market practice is to only keep a small amount of a given cryptocurrency in hot wallets for trading, quick transfer etc. Attacks on holdings of cryptocurrencies and hacking of private keys commonly impacts hot wallet storage, as opposed to cold wallet storage.

•	Cold storage: Private keys used to sign transactions and prove ownerships of funds are held on offline devices (i.e., without connection to the internet) and therefore requires human intervention to extract. This feature makes it more secure, as further described immediately below, but more difficult to access.

Custody (Storage) of the Trust’s Bitcoin

The Trust’s Bitcoin Custodian will keep custody of all of the Trust’s bitcoin in one or more accounts that are required to be segregated from the assets held by the Bitcoin Custodian as principal and the assets of its other customers (the “Vault Balance”). The Bitcoin Custodian will keep a substantial portion of the private keys associated with the Trust’s bitcoin in “cold storage” (the “Cold Vault Balance”), with any remainder of the Vault Balance held as part of a “hot storage” (the “Hot Vault Balance”). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked.

Cold storage of private keys may involve keeping such keys in an offline environment or non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers. The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Bitcoin Custodian can transfer the bitcoin. Investors should, however, be aware that bitcoin in transit from Authorized Participants to cold storage or from cold storage to Authorized Participants will be exposed to the internet.

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The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.

Net Asset Value

NAV means the total assets of the Trust including, but not limited to, all bitcoin, cash or other assets, less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the U.S., consistently applied under the accrual method of accounting.

The Trust Administrator calculates the NAV of the Trust and NAV per Share once each day that the Exchange is open for regular trading. The Trust’s daily activities are generally not reflected in the NAV determined for the Business Day on which the transactions are effected (the trade date), but rather on the following Business Day. The Sponsor undertakes to post each daily NAV and NAV per Share at www.wisdomtree.com/investments.

Plan of Distribution

The Trust continuously offers Baskets consisting of 5,000 Shares to Authorized Participants. See “Creation and Redemption of Shares.” Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

The offering of the Shares is a best efforts offering. The Trust does not intend to issue fractions of a Basket. The Shares are traded on the Exchange under the symbol “BTCW.” Prior to this offering, there has been no public market for the Shares. Investors that purchase Shares through a commission or fee-based brokerage account may pay commissions or fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Federal Income Tax Considerations

It is expected that owners of Shares will be treated, for U.S. federal income tax purposes, as if they own a proportionate share of the assets of the Trust, as if they directly receive a proportionate share of any income of the Trust, and as if they will incur a proportionate share of the expenses of the Trust. Consequently, each sale of bitcoin by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using bitcoin to pay expenses of the Trust) would constitute a taxable event to shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of bitcoin or cash. Deposits of bitcoin are held by the Bitcoin Custodian on behalf of the Trust. Deposits of cash are held by the Cash Custodian on behalf of the Trust.

Summary of Risk Factors

An investment in the Trust involves significant risks and a high degree of risk. Digital assets, such as bitcoin, are highly speculative and investors have the potential for loss of their entire investment in Shares. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 11.

•	There can be no assurance that the Trust will achieve its investment objective.

•	There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities.

•	An investment in the Trust carries with it the inherent risks associated with investments in bitcoin, the trading prices for which have exhibited high levels of volatility and may continue to do so. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust.

•	Investors considering a purchase of Shares of the Trust should carefully consider how much of their total assets should be exposed to the bitcoin market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

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•	The value of Shares depends on the development and acceptance of the Bitcoin network. The Bitcoin network is in the early stages of development and has a limited history, and there is no assurance that usage of Bitcoin network, and bitcoin itself, will continue to grow. The slowing or stopping of the development of the Bitcoin network or acceptance of the Bitcoin network may adversely affect an investment in the Trust.

•	The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of bitcoin, could have a material adverse affect on the value of the Shares and the Shares could lose all or substantially all of their value.

•	Regulation of bitcoin and the Bitcoin network continues to evolve in both the U.S. and foreign jurisdictions, which may result in restrictions on the use of bitcoin or otherwise impact the demand for bitcoin.

•	Disruptions at bitcoin exchanges and in the OTC market could adversely affect the availability of bitcoin and the ability of Authorized Participants to purchase or sell bitcoin and therefore their ability to create and redeem Shares of the Trust.

•	The loss or destruction of certain “private keys,” including by the Bitcoin Custodian, could prevent the Trust from accessing its bitcoin. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.

•	Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly or unexpected bitcoin transactions could adversely affect an investment in the Trust.

•	The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust and its service providers expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin for which no person or entity is liable.

•	The lack of using a bank custodian, or the loss of a critical banking relationship for, or the failure of a bank used by, the Trust, could adversely impact the Trust, its ability to operate or could cause losses to the Trust.

•	The Reference Rate has a limited history and the price of bitcoin reflected therein is an average composite reference rate calculated using volume-weighted trading price data from certain bitcoin exchanges. These bitcoin exchanges may change over time and the Benchmark Administrator may remove or add bitcoin exchanges to the Reference Rate in the future, as well as the provisions of its publicly available criteria (the “CF Constituent Exchange Criteria”) accessible on its website at www.cfbenchmarks.com. The Reference Rate could fail, or may not otherwise accurately track the global bitcoin price, which could adversely affect the value of the Shares.

•	The Trust’s return will likely not match the performance of the price of bitcoin because the Trust incurs operating expenses. Further, the amount of bitcoin represented by the Shares will decline over time.

•	The NAV of the Trust may not always correspond to the market price of its Shares or the global price of bitcoin for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of bitcoin exchanges due to fraud, failure, security breaches or otherwise. As a result, although creations and redemptions may take place in-kind in transactions with Authorized Participants, Baskets may be created or redeemed at a dollar value that differs from the market price of the Shares. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to NAV. Investors also should note that the size of the Trust in terms of total assets held may change substantially over time and from time to time as Baskets are created and redeemed.

•	Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

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RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risk Factors Associated with bitcoin and the Bitcoin Network

Digital assets such as bitcoin are relatively new, and the value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

Digital assets such as bitcoin are relatively new, and the value of the Shares is influenced by a wide variety of factors that are uncertain and difficult to evaluate, such as the infancy of their development, their dependence on technologies such as cryptographic protocols, their dependence on the role played by miners and developers and the potential for malicious activity. For example, the following are some of the risks that could materially adversely affect the value of the Shares:

•	Bitcoin’s lack of a physical form, reliance on technology for its creation, existence and transactional validation and its decentralization may subject its integrity to the threat of malicious attacks and technological obsolescence.

•	As an intangible asset without centralized issuers or governing bodies, bitcoin has been, and may in the future be, subject to security breaches, coordinated manipulation, cyberattacks or other malicious activities, as well as human errors or computer malfunctions that may result in the loss or destruction of private keys needed to access such assets. While the Sponsor intends to take reasonable measures to secure the Trust’s holdings in bitcoin, if such threats are realized or the measures or controls created or implemented to secure the bitcoin holdings fail, it could result in a partial or total misappropriation or loss of the Trust’s bitcoin holdings, and the Trust’s financial condition and operating results would be harmed.

•	The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Based on the last ten years, the historical annualized volatility of bitcoin was approximately 81%. Over the course of 2021, there were steep increases in the value of certain digital assets, including bitcoin and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for bitcoin. In the 2021-2022 cycle, the price of bitcoin peaked at $67,734 and bottomed at $15,632, marking a steep 77% drawdown. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout bitcoin’s history, including in 2011, 2013-2014, and 2017-2018, before repeating again in 2021-2022. Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including bitcoin, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin.

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•	The loss or destruction of a private key required to access a digital asset such as bitcoin may be irreversible. If a private key is lost, destroyed or otherwise compromised, including by the Bitcoin Custodian, the Trust will be unable to access the bitcoin corresponding to that private key, resulting in loss.

•	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and the Sponsor expects will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks, including the Bitcoin network. Further, given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because bitcoin is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and a theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

•	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, adversely affect their value.

•	Because bitcoins have no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by “miners” who validate bitcoin transactions, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in quantum computing could undercut the integrity of the Bitcoin Blockchain and negatively affect the price of bitcoin.

•	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin network, could result in a “fork” in such network’s blockchain, resulting in the creation of multiple separate networks, which could compete with one another for users, miners, and developers. This could adversely affect the Bitcoin network and bitcoin prices.

•	Governance of many digital asset networks, including the Bitcoin network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin network, which may stymie the Bitcoin network’s utility and ability to grow and solve challenges or lead to “forks”. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome current or future problems on the Bitcoin network.

•	The foregoing notwithstanding, the Bitcoin network’s software protocol is informally managed by a group of core developers that propose amendments to the Bitcoin network’s source code.

•	The core developers evolve over time, largely based on self-determined participation. To the extent that a significant majority of users and miners adopt amendments to the Bitcoin network, the Bitcoin network will be subject to new protocols that may adversely affect the value of bitcoin.

•	The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the software protocol of the Bitcoin network could damage the network, and adversely affect the value of bitcoin.

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•	Bitcoin have only recently become selectively accepted as a means of payment by merchants and retail and commercial businesses, and use of bitcoin by consumers to pay such merchants and businesses remains limited. As a result, the prices of bitcoins may be primarily determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

•	Miners, developers and users may switch to or adopt certain digital asset networks at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin network.

•	Over the past several years, digital asset mining operations have become more costly as they have evolved from individual users mining with computer processors, graphics processing units and first generation application specific integrated circuit machines to “professionalized” mining operations using specialized hardware or sophisticated machines. The reduction in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by miners, could be inadequate to incentivize miners to continue to perform mining activities. If the profit margins of digital asset mining operations are not sufficiently high, digital asset miners are more likely to immediately sell digital assets, earned by mining, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price. Moreover, concentration of mining operations could lead to a small number of mining operations having significant control or influence over the Bitcoin network.

•	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin Blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin network.

•	In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in quantum computing, could result in such cryptography becoming ineffective, enabling a malicious actor to take the Trust’s bitcoin, which would adversely affect the value of the Shares. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including bitcoin, and therefore adversely affect the value of the Shares.

•	Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin exchanges, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin. This could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete the timely liquidation of bitcoin and withdrawal of assets from the Bitcoin Custodian even if the Sponsor determined that such liquidation were appropriate or suitable.

Additionally, because digital assets, including bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict or evaluate as of the date of this registration statement.

The value of the Shares relates directly to the value of bitcoin, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the bitcoin held by the Trust. The price of bitcoin has fluctuated widely and may continue to experience significant price fluctuations, which could adversely affect the value of the Shares.

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The price of bitcoin could drop precipitously (including to zero). Several factors may affect the price of bitcoin, including:

•	Regulatory changes, whether in or outside the United States, which inhibit (or ban) the holding and/or transacting in bitcoin. For example, the application of securities laws and other regulations to such assets is unclear in many respects, and it is possible that regulators in the United States or foreign countries may create new regulations or interpret laws in a manner that adversely affects the price of bitcoin. The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty.

•	Global bitcoin existence was approximately 19,500,000, as of December 1, 2023, although not all of such bitcoin were in circulation as of such date, which amount varies day-over-day. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying and accessing bitcoin, institutional demand for bitcoin as an investment asset, consumer demand for bitcoin as a means of payment, regulatory or legislative developments and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long term;

•	The adoption of bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin network, and speculative expectations related thereto;

•	Forks in the Bitcoin network;

•	Disruptions, failures, unavailability, or interruptions in service of trading venues for bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the recent SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action;

•	The filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in/ 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, and the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023;

•	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset and fiat currency conversion and exchange rates;

•	Regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

•	Developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin Blockchain becoming insecure or ineffective;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the bitcoin markets;

•	Increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions.

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•	Global or regional political, economic or financial conditions, events and situations, such as the COVID-19 coronavirus outbreak;

•	Consumer and investor preferences and perceptions of bitcoin specifically and digital assets generally;

•	Decreased confidence in bitcoin or digital asset exchanges generally due to the failure of certain bitcoin or digital asset exchanges or their being subject to hacks, service outages, regulatory action, or manipulative trading activity, as well as to the increase or lack of regulation and transparency associated with some of them;

•	Fiat currency withdrawal and deposit policies on bitcoin exchanges;

•	The liquidity of bitcoin markets;

•	Levels of speculative interest and trading activity in bitcoin and other digital asset markets;

•	Large transfers, transactions, or sales of bitcoin by significant holders of bitcoin, including accounts held by centralized exchanges (such as in liquidation), amounts re-entering the market related to dormant accounts or addresses (including those attributed to Satoshi Nakamoto), in addition to investment and trading activities of large holders of bitcoin in general;

•	A “short squeeze” resulting from speculation on the price of bitcoin, if aggregate short exposure exceeds the number of Shares available for purchase;

•	An active derivatives market for bitcoin or for digital assets generally;

•	Negative publicity, media, or social media coverage or sentiment due to events in or relating to, or perception of, bitcoin or the broader digital assets industries or markets, which may include (i) public perception that bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the bitcoin ecosystem, including the SEC’s enforcement actions against Ripple Labs, Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process; (v) the restriction of access to cryptocurrency by service providers or financial institutions, such as banks, disallowing the purchase of cryptocurrency;

•	Fees associated with processing a bitcoin transaction and the speed at which bitcoin transactions are settled; and

•	The availability and cost of funding and capital.

The Trust is not actively managed and does not and will not have any strategy relating to the development of the Bitcoin network. Furthermore, the Sponsor cannot be certain as to the impact of the expansion of its bitcoin holdings on the digital asset industry and the Bitcoin network. A decline in the popularity or acceptance of the Bitcoin network would harm the value of the Trust.

Due to the nature of private keys, bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Trust.

Bitcoin transactions are not reversible. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the Bitcoin Blockchain, an incorrect transfer of cryptocurrency, such as bitcoin, or a theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

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The custody of the Trust’s bitcoin is handled by the Bitcoin Custodian. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodian to safeguard the Trust’s bitcoin holdings. However, itis possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from the Trust’s account at the Bitcoin Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Alternatively, if the Bitcoin Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise damaged or compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the Shares of the Trust. When used to sign transactions, the risk of private key theft is heightened as security measures like encryption need to be reversed in order to access and use the private key. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s bitcoin holdings are stolen, including from or by the Bitcoin Custodian, the Trust could lose some or all of its bitcoin holdings, which could adversely impact an investment in the Shares of the Trust. Such events have occurred in connection with digital assets in the past and should not be unexpected in the future. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it sent bitcoin to the wrong customers.

Security threats to the Trust’s account with the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s bitcoin held in the Trust’s account with the Bitcoin Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoin and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s bitcoin may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s bitcoin. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, hack, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets.

The Sponsor does not control the Bitcoin Custodian’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, may be more vulnerable to security breach, hacking or loss than assets held in cold storage.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of Sponsor personnel, the Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Bitcoin Custodian, the private keys (and therefore bitcoin) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce Sponsor personnel, the Bitcoin Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor, the Bitcoin Custodian and/or other Trust service providers may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Bitcoin Custodian and/or other Trust service providers could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of which could similarly result in a reduction in the price of the Shares.

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The value of the Shares depends on the development and acceptance of the Bitcoin network. The slowing or stopping of the development or acceptance of the Bitcoin network may adversely affect an investment in the Trust.

The Bitcoin network, including the cryptographic and algorithmic protocols associated with the operation of the Bitcoin Blockchain, has only been in existence since 2009, and bitcoin markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. The growth of the digital asset industry in general, and the Bitcoin network in particular, is subject to a high degree of uncertainty. For example, the following are some of the risks that could materially adversely affect the value of the Shares:

•	As the Bitcoin network continues to develop and grow, certain technical issues might be uncovered and the troubleshooting and resolution of such issues requires the attention and efforts of Bitcoin’s global development community.

•	In August 2017, the Bitcoin network underwent a hard fork that resulted in the creation of a new digital asset network called Bitcoin Cash. This hard fork was contentious, and as a result some users of the Bitcoin Cash network may harbor ill will toward the Bitcoin network. These users may attempt to negatively impact the use or adoption of the Bitcoin network.

•	Also in August 2017, the Bitcoin Network was upgraded with a technical feature known as “Segregated Witness” with the promise of increasing the number of transactions per second that can be handled on-chain and enabling so-called second layer solutions, such as the Lightning Network or payment channels which continue to be developed, that increase transaction throughput by processing certain transactions outside the main Bitcoin Blockchain. These upgrades may fail to achieve the expected benefits or widespread adoption, leading to a decline in public support for, and the price of, bitcoin.

•	It is possible that some of the largest bitcoin wallets are controlled by the same person or entity, or that other persons or entities control multiple wallets that collectively hold a significant number of bitcoin, even if each wallet individually only holds a small amount. As a result of this potential concentration of ownership, large sales by such holders may have an adverse effect on the market price of bitcoin.

There is no assurance that the Bitcoin network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of bitcoin.

A disruption of the Internet may affect the operation of the Bitcoin network, which may adversely affect the bitcoin industry and an investment in the Trust.

The Bitcoin network relies on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt the Bitcoin network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate.

Potential amendments to the Bitcoin network’s protocols and software could, if accepted and authorized by the Bitcoin network community, adversely affect an investment in the Trust.

The Bitcoin network uses a cryptographic protocol to govern the interactions within the Bitcoin network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolve over time, largely based on self-determined participation in the resource section dedicated to bitcoin on Github.com. The core developers can propose amendments to the Bitcoin network’s source code that, if accepted by miners and users, could alter the protocols and software of the Bitcoin network and the properties of bitcoin. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin, which could undermine the appeal and market value of bitcoin. Alternatively, software upgrades and other changes to the protocols of the Bitcoin network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the speed, security, usability, or value of the Bitcoin network or bitcoins. As a result, the Bitcoin network could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.

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The open-source structure of the Bitcoin network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin network protocol. A failure to properly monitor and upgrade the Bitcoin network protocol could damage the Bitcoin network and an investment in the Trust.

The Bitcoin network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to bitcoin development. As the Bitcoin network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin network protocol. Although the Bitcoin network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Bitcoin network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Bitcoin network. Further, a bad actor could also attempt to interfere with the operation of the Bitcoin network by attempting to, or actually, influencing a core developer in a negative way or with malintent. Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Bitcoin network. To the extent that material issues arise with the Bitcoin network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin network and an investment in the Trust may be adversely affected.

A temporary or permanent “fork” of the Bitcoin Blockchain could adversely affect an investment in the Trust.

Bitcoin software is open-source. Any user can download the software, modify it and then propose that the core developers, users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin network (and the blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin network running in parallel, but with each version’s bitcoin lacking interchangeability. Such a fork in the Bitcoin Blockchain typically would be addressed by community-led efforts to merge the forked Bitcoin Blockchains, and several prior forks have been so merged. Since the Bitcoin network’s inception, modifications to the Bitcoin network have generally been accepted by the majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system and the focal point of the majority of developer activity. There is no assurance, however, that this will continue to be the case, and if it is not, then the price of bitcoin could be negatively affected. The original blockchain and the forked blockchain could potentially compete with each other for users, developers, and miners, leading to a loss of these for the original blockchain. A fork of any kind could adversely affect an investment in the Trust or the ability of the Trust to operate and the Trust’s procedures may be inadequate to address the effects of a fork.

Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. It is also possible that, in a future accidental or unintentional fork, a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two blockchains, which could cause bitcoin to decline in value. Further, a hard fark could lead to new security concerns.

Forks have occurred already to the Bitcoin network. For example, in August 2017, Bitcoin “forked” into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. At the time of the fork, bitcoin was valued at roughly $2,700. Within approximately two weeks following the fork, bitcoin reached a value of roughly $4,000, while nearly four months later in mid-December 2017, bitcoin reached an all-time high at the time of roughly $19,500, before dropping to roughly $14,000 prior to year-end 2017. Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by the DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic. In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with bitcoin, such competition could impact demand for bitcoin and could adversely impact the value of the Shares.

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Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital asset networks that rely on proof-of-work more susceptible to attack. A hard fork may adversely affect the price of bitcoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares.

A future fork in the Bitcoin network could adversely affect the value of the Shares or the ability of the Trust to operate.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational security, legal or regulatory, or other risks for the Trust, the Sponsor, the Bitcoin Custodian, Authorized Participants, or other entities. Typically, the holder of bitcoin has no discretion in a hard fork; it merely has the right to claim the new forked asset on a pro rata basis while it continues to hold the same number of bitcoin. The Trust Agreement stipulates that if such a transaction does occur, the Trust will as soon as possible direct the Bitcoin Custodian to distribute the new cryptocurrency in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. However, the Trust may not be able, or it may not be practical, to secure or realize any economic benefit from the new asset for various reasons. For example, the Trust is under no obligation to claim the forked asset if doing so is impossible, impractical, prohibited by law, operationally burdensome, will expose the Trust, the Sponsor or the Trust’s (original) bitcoin holdings to risk, may cause the Trust to fail to qualify as a grantor trust under the Code or any comparable provision, or is otherwise inadvisable, in each case, as determined by the Sponsor in its sole discretion. Alternatively, the Bitcoin Custodian may not agree to provide the Trust with access to the new asset and/or the Sponsor may determine, in its sole discretion, to cause the Trust to irrevocably and permanently abandon such forked assets for no consideration.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Bitcoin network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin network, is generally accepted as the Bitcoin network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Bitcoin, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin network. However, even after taking these factors into consideration, there is no guarantee that the Sponsor’s determination as to the most appropriate network for the Trust’s purposes will ultimately become the most valuable fork, which may adversely affect the value of the Shares. The Sponsor may also disagree with Shareholders, the Bitcoin Custodian, other service providers and security vendors on what is generally accepted as Bitcoin and should therefore be considered “bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Shares.

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The Bitcoin Blockchain could be vulnerable to a “51% attack,” which could adversely affect an investment in the Trust or the ability of the Trust to operate.

If the majority of the processing power dedicated to mining on the Bitcoin network is controlled by a bad actor or actors (often referred to as a “51% attack”), such persons may be able to alter the Bitcoin Blockchain on which the Bitcoin network and bitcoin transactions rely. This could occur if the bad actor(s) were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new bitcoin or transactions. Further, a bad actor could “double-spend” its own bitcoin (i.e., spend the same bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. If the Bitcoin community did not reject the fraudulent blocks as malicious or to the extent that such bad actor did not yield its control of processing power, reversing any changes made to the Bitcoin Blockchain may be impossible. The possible crossing of this threshold indicates a greater risk that a single mining pool or coordinate group of pools could exert authority over the validation of bitcoin transactions. If the feasibility of a bad actor gaining control of the processing power on the Bitcoin network increases, there may be a negative effect on an investment in the Trust.

Although there are no known reports of malicious parties taking control of the Bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin network is located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently and have reportedly forced several digital asset exchanges to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the Shares.

The 51% threshold is the level which would almost guarantee a malicious actor’s success. However, such attacks could in theory occur at thresholds lower than 51% of the available hash power. In addition, a malicious actor may also obtain control over the Bitcoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the Bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power or development control on the Bitcoin network in this manner will remain heightened.

If such an attack occurred, even outside of the Bitcoin Blockchain, investor sentiment in the infrastructure of digital assets generally could be adversely affected, effecting demand and therefore ultimately the price of a digital asset such as bitcoin, thus adversely impacting the value of the Shares.

Transacting in bitcoin is subject to illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Bitcoin network, a buyer or seller of bitcoin on a peer-to-peer basis directly on the Bitcoin network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies – such as bitcoin trading platforms commonly referred to as “mixers” - may obscure the origin or chain of custody of bitcoin. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Bitcoin in the past has been used to facilitate illicit activities. If bitcoin (or other digital assets) were used to facilitate illicit activities, businesses that facilitate transactions in bitcoin or other digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, including bitcoin, the attractiveness of the respective blockchain network such as the Bitcoin network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of investigation, potential criminal or civil lawsuits or liability. have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust's ability to operate or cause losses in value of the Shares.

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If miners expend less processing power on the Bitcoin network, it could increase the likelihood of a malicious actor obtaining control.

Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Bitcoin network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Bitcoin network. As a result, it may be possible for a bad actor to manipulate the Bitcoin Blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Bitcoin network may adversely affect an investment in the Trust.

Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the Bitcoin Blockchain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the Bitcoin network, could quickly collapse, and an investment in the Trust may be adversely affected.

The price of bitcoin on the bitcoin market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

The price of bitcoin as determined by the bitcoin market has experienced periods of extreme volatility and may be influenced by a wide variety of factors. Speculators and investors who seek to profit from trading and holding bitcoin generate a significant portion of bitcoin demand. Such speculation regarding the potential future appreciation in the value of bitcoin may cause the price of bitcoin to increase. Conversely, a decrease in demand for or speculative interest regarding bitcoin may cause the price to decline. The volatility of the price of bitcoin, particularly arising from speculative activity, may have a negative impact on the performance of the Trust.

The price of bitcoin may become closely correlated with other asset classes

Returns from investing in bitcoin have at times diverged from and/or have not been correlated with those associated with other asset classes, but there can be no assurance that there will be any such divergence, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that bitcoin will maintain its value in the long, intermediate, short, or any other term. In the event that the price of bitcoin declines, the value of the Shares are likely to decline proportionately.

Prices of bitcoin may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment

While the Trust does not invest in “stablecoins,” such as those digital assets that are pegged to the U.S. dollar and holders expect to receive one U.S. dollar in exchange for the stablecoin, it may nonetheless be exposed to risks that stablecoins pose for the bitcoin market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past indirectly or apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon whereby assets held in stablecoins has increased significantly over the past few years, such that it is impossible to know all of the risks that they could pose to participants in the bitcoin market. In addition, some have argued that certain stablecoins are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, which may artificially inflate the price of bitcoin. Some issuers of stablecoins may not be vetted or regulated, and it is not always possible to discern whether there is sufficient backing for a given stablecoin or other mechanisms to maintain a stable price for the asset. In addition, it is not possible to eliminate the possibility that some stablecoins are involved in illicit activities. Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin. Because a large portion of the digital asset market trading volume occurs in stablecoins, there is a risk that actual or perceived loss of value or backing could disrupt the digital asset market, including via disorderly de-pegging or a run on stablecoins could lead to dramatic market volatility in digital assets more broadly. Perceived or actual volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including bitcoin), or regulatory concerns or actions about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact both the digital assets market and individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the bitcoin market, and affect the value of bitcoin, and in turn impact an investment in the Shares.

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Currently, there is relatively small use of bitcoin in the retail and commercial marketplace in comparison to relatively large use by speculators and those perceiving bitcoin as a store of value, thus contributing to price volatility that could adversely affect an investment in the Trust.

Certain merchants and major retail and commercial businesses have only recently begun accepting bitcoin and the Bitcoin network as a means of payment for goods and services. Consumer use of bitcoin to pay such retail and commercial outlets, however, remains limited. Yet, market speculators and investors seeking to profit from the short- or long-term holding of bitcoin generate a significant portion of demand for bitcoin, which can contribute to price volatility, which in turn can make bitcoin less attractive to merchants and commercial parties as a means of payment. A lack of expansion by bitcoin into retail and commercial markets or a contraction of such use may result in a reduction in the price of bitcoin, which could adversely affect an investment in the Trust.

Bitcoin exchanges on which bitcoin trades are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud, manipulation and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Risk of Fraud and Market Manipulation

Over the past several years, a number of bitcoin exchanges have been closed or faced issues due to fraud, manipulation, failure, security breaches or governmental regulations. Bitcoin exchanges may be more exposed to the risk of market manipulation than exchanges for more traditional assets. Some Bitcoin exchanges are not subject to direct regulatory oversight, and some Bitcoin exchanges that are subject to such oversight typically must comply with minimum net worth, cybersecurity, and anti-money laundering requirements, but are not typically required to protect customers or their markets to the same extent that regulated securities exchanges or futures exchanges are required to do so. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset exchanges, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the Bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin, new sources of demand for bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving stablecoins; and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto markets and/or cause distortions in price, which could adversely affect the Trust or Shares. Further, the closure or temporary shutdown of bitcoin exchanges due to fraud, manipulation business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin network and can slow down the mass adoption of bitcoin. Further, such bitcoin exchange failures or that of any other major component of the overall bitcoin ecosystem can have an adverse effect on bitcoin markets and the price of bitcoin and could therefore have a negative impact on the performance of the Trust.

Price Volatility

Many bitcoin exchanges lack certain safeguards established by more traditional exchanges to enhance the stability of trading on the exchange, such as measures designed to prevent sudden drops in value of items traded on the exchange (i.e., “flash crashes”). As a result, the prices of cryptocurrencies, including bitcoin, on exchanges may be subject to larger and more frequent sudden declines than assets traded on more traditional exchanges.

Sales of new bitcoin may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining.” If entities engaged in bitcoin mining choose not to hold the newly mined bitcoin, and, instead, make them available for sale, there can be downward pressure on the price of bitcoin. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Shares.

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Digital asset networks face significant scaling challenges and efforts to increase the volume of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. Achieving decentralization may mean that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. However, this may involve tradeoffs from an efficiency perspective, impose constraints on throughput or have other consequences (see the next risk factor regarding the Bitcoin network’s decentralized governance structure).

In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. In August 2017, the Bitcoin network was upgraded with a technical feature known as “Segregated Witness” with the promise of increasing the number of transactions per second that can be handled on-chain and enabling so-called second layer solutions, such as the Lightning Network or payment channels, that increase transaction throughput by processing certain transactions outside the main Bitcoin Blockchain. However, this upgrade may fail to achieve the expected benefits or widespread adoption.

If increases in throughput on the Bitcoin network lag behind growth in usage of bitcoin, average fees and settlement times may increase considerably. For example, the Bitcoin network has been, at times, subject to congestion, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments), and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares.

Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the Bitcoin network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

The Bitcoin network’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin network, is by voluntary consensus and open competition. In other words, the Bitcoin network has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of the Bitcoin network may adversely affect the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. Historically the development of the source code of the Bitcoin network has been overseen by the core developers. However, the Bitcoin network would cease to operate successfully without both miners and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Bitcoin network. As a general matter, the governance of the Bitcoin network generally depends on most of members of the Bitcoin community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the Bitcoin network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. Deeply-held differences of the opinion have led to forks in the past, such as between Bitcoin and Bitcoin Cash, and could lead to additional forks in the future, with potentially divisive effects. The Bitcoin network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon the Bitcoin network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of bitcoin to decline. If the Bitcoin community is unable to reach consensus in the future, it could have adverse consequences for the Bitcoin network or lead to a fork, which could affect the value of bitcoin.

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New competing digital assets may pose a challenge to bitcoin’s current market position, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and may have a negative impact on the performance of the Trust.

The Bitcoin network and bitcoin, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage has contributed to the Bitcoin network evolving into the most well-developed network of any digital asset. The Bitcoin network enjoys the largest user base and has more mining power in use to secure the Bitcoin Blockchain than any other digital asset. Having a large mining network could provide users confidence regarding the security and long-term stability of the Bitcoin network. This in turn could create a domino effect that inures to the benefit of the Bitcoin network – namely, the advantage of more users and miners makes a digital asset more secure, which potentially makes it more attractive to new users and miners, resulting in a network effect that potentially strengthens the first-to-market advantage. However, despite the first-mover advantage of the Bitcoin network over other digital assets, it is possible that real or perceived shortcomings in the Bitcoin network, or technological, regulatory or other developments, could result in a decline in popularity and acceptance of bitcoin and the Bitcoin network, and other digital currencies and trading systems could become more widely accepted and used than the Bitcoin network.

In addition, leading technologies and/or payments companies, from Facebook to Paypal, have explored plans, enacted plans and/or introduced various digital asset and electronic payments initiatives. Such initiatives could adversely affect the value of bitcoin and digital assets, in particular where technical limitations or perceived disadvantages of bitcoin or the Bitcoin network are compared to such other initiatives. These could include operational cost exceeding the award for solving blocks or transaction fees, and increased transaction fees which may adversely affect the usage of the Bitcoin network.

Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.

The Trust and the Sponsor face competition from competing products

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded bitcoin products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded bitcoin products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale, approximately $200 million in assets or more, due to competition, limited interest or otherwise, the Sponsor may have difficulty in covering the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of bitcoin.

Competition from central bank digital currencies (“CBDCs”) and other initiatives could adversely affect the value of bitcoin and other digital assets.

Central banks in certain countries have introduced digital forms of legal tender (CBDCs). Research suggests over 100 countries are exploring CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.

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The scheduled mining of additional bitcoin and their subsequent sale may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

The Bitcoin network is designed to periodically reduce the fixed award given to miners for solving new blocks (the “block reward”), most recently in May 2020, when the block reward reduced from 12.5 to 6.25 bitcoin. The next such event, as referred to as a “halving” event, is anticipated to occur at some point between March 2024 to May 2024. As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Increased transaction fees may motivate market participants, such as merchants or commercial institutions, to switch from bitcoin to another digital asset or back to fiat currency as their preferred medium of exchange. Decreased demand for bitcoin may adversely affect its price, which may adversely affect an investment in the Trust.

To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in mined blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin Blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Also, some miners have financed the acquisition of mining equipment or the development or construction of infrastructure to perform mining activities by borrowing. If such miners experience financial difficulties and are unable to pay back their borrowings, their mining capacity could become unavailable to the Bitcoin network, which could conceivably result in disruptions in recording transactions on the Bitcoin network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Bitcoin network and disrupt transactions with Authorized Participants, bitcoin more broadly or otherwise adversely impact the value of Shares.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to exceed the costs of mining, miners may operate at a loss or cease operations. If the award does not exceed the costs of mining in the long-term, miners may have to cease operations entirely. If miners cease their operations, this could have a negative impact on the Bitcoin network and could adversely affect the value of the bitcoin held by the Trust.

Miners could act in collusion to raise transaction fees, which may adversely affect the usage of the Bitcoin network.

Bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Bitcoin Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Miners have historically accepted relatively low transaction confirmation fees. If miners collude in an anticompetitive manner to reject low transaction fees, then bitcoin users could be forced to pay higher fees, thus reducing the attractiveness of the bitcoin network, or to wait longer times for their transactions to be validated by a miner who does not require the payment of a transaction fee. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations or similar doctrines across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Trust or the ability of the Trust to operate.

As technology advances, miners may be unable to acquire the digital asset mining hardware necessary to develop and launch their operations. A decline in the bitcoin mining population could adversely affect the Bitcoin network and an investment in the Trust.

Due to the increasing demand for digital asset mining hardware, miners may be unable to acquire the proper mining equipment or suitable amount of equipment necessary to continue their operations or develop and launch their operations. In addition, because successful mining of a digital asset that uses “proof of work” validation requires maintaining or exceeding a certain level of computing power relative to other validators, miners will need to upgrade their mining hardware periodically to keep up with their competition. The development of supercomputers with disproportionate computing power may threaten the integrity of the bitcoin market by concentrating mining power, which would make it unprofitable for other miners to mine. The expense of purchasing or upgrading new equipment may be substantial and diminish returns to miners dramatically. A decline in miners may result in a decrease in the value of bitcoin and the value of the Trust.

If profit margins of bitcoin mining operations are not high, miners may elect to immediately sell bitcoin earned by mining, resulting in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Bitcoin network mining operations have rapidly evolved over the past several years from individual users mining with computer processors, graphics processing units and first-generation ASIC (application-specific integrated circuit) machines. New processing power is predominantly added to the Bitcoin network currently by “professionalized” mining operations. Such operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. Significant capital is necessary for mining operations to acquire this hardware, lease operating space (often in data centers or warehousing facilities), afford electricity costs and employ technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin network validators and have more defined, regular expenses and liabilities. In addition, mining operations may choose to immediately sell bitcoin earned from their operations into the global bitcoin market. In past years, individual miners are believed to have been more likely to hold newly mined bitcoin for more extended periods. The immediate selling of newly mined bitcoin could increase the supply of bitcoin on the bitcoin market, creating downward pressure on the price of bitcoin.

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A professional mining operation operating at a low profit margin may be more likely to sell a higher percentage of its newly mined bitcoin rapidly, and it may partially or completely cease operations if its profit margin is negative. The reduction in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by miners, could be inadequate to incentivize miners to continue to perform mining activities. In a low profit margin environment, a higher percentage of the new bitcoin mined each day will be sold into the bitcoin market more rapidly, thereby reducing bitcoin prices. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely affect an investment in the Trust.

Congestion or delay in the Bitcoin network may delay purchases or sales of bitcoin by the Trust.

The size of each block on the Bitcoin Blockchain is currently limited, and is significantly below the level that centralized systems can provide with regard to volume of transaction processing. Increased transaction volume on the Bitcoin network could result in delays in the recording of transactions due to congestion in the Bitcoin network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Bitcoin network. Any delay in the Bitcoin network could affect the Trust’s ability to buy or sell bitcoin at an advantageous price, or may create the opportunity for a bad actor to double spend bitcoin, resulting in decreased confidence in the Bitcoin network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Bitcoin network and the value of the Trust would be adversely affected.

Bitcoin mining is energy intensive and concerns about climate change may raise the economic and societal costs of bitcoin mining.

Bitcoin mining involves advanced computers that consume significant energy, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Researchers at the University of Cambridge estimate that bitcoin mining consumes 121.36 terawatt-hours per year, which equates to approximately the annual energy consumption of Argentina. The energy intensive nature of bitcoin mining is in some circumstances potentially mitigated by the fact that many miners could elect to operate geographically near renewable energy sources where energy might be otherwise wasted. For example, miners are understood to be located in China near hydroelectric dams which produce more energy than local power grids can accommodate. However, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely the price of bitcoin, or the operation of the Bitcoin network, and accordingly adversely affect the value of the Shares.

In addition, due to concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin network by making it easier for a malicious actor or botnet to manipulate the relevant blockchain. If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security or activity of the Bitcoin network, consequently adversely impacting the value of the Shares.

Risk Factors Associated with the Bitcoin Exchange Market

The value of the Shares relates directly to the value of the bitcoin held by the Trust and fluctuations in the price of bitcoin could materially and adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of bitcoin, as determined by the Reference Rate, and the value of the Shares relates directly to the value of the bitcoin held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). The Reference Rate is derived from the transaction prices on electronic market places where exchange participants may first use fiat currency to trade, buy and sell bitcoin based on bid-ask trading. The Reference Rate uses U.S. Dollar-denominated trading data from bitcoin exchanges to determine its value. Whether a bitcoin exchange is considered eligible to be included in the Reference Rate’s calculation depends on considerations such as depth of liquidity, compliance with applicable legal and regulatory requirements, data availability, domicile and acceptance of U.S. Dollar deposits. The price of bitcoin has fluctuated widely over the past several years and may continue to experience significant price fluctuations. Several factors may affect the Reference Rate, including, but not limited to:

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•	Total bitcoin in existence was approximately 19,500,000 as of December 1, 2023;

•	Global bitcoin demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of bitcoin as payment for goods and services, the security of online Bitcoin exchanges and digital wallets that hold bitcoin, the perception that the use and holding of bitcoin is safe and secure, the lack of regulatory restrictions on their use and the reputation of bitcoin for illicit use;

•	Global bitcoin supply, which is influenced by similar factors as global bitcoin demand, in addition to fiat currency needs by miners (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate bitcoin holdings around tax deadlines to meet tax obligations;

•	Investors’ expectations with respect to the rate of inflation of fiat currencies;

•	Investors’ expectations with respect to the rate of deflation of bitcoin;

•	Interest rates;

•	Currency exchange rates, including the rates at which bitcoin may be exchanged for fiat currencies;

•	Fiat currency withdrawal and deposit policies of bitcoin exchanges and liquidity of such Bitcoin exchanges;

•	Interruptions in service from or failures of major bitcoin exchanges;

•	Cyber theft of bitcoin from online bitcoin wallet providers, or news of such theft from such providers, or from individuals’ bitcoin wallets;

•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoin;

•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the bitcoin market;

•	The availability and popularity of businesses that provide bitcoin-related services;

•	The maintenance and development of the open-source software protocol of the Bitcoin network;

•	Increased competition from other forms of cryptocurrency or payments services;

•	Global or regional political, economic or financial events and situations;

•	Expectations among Bitcoin economy participants that the value of bitcoin will soon change; and

•	Fees associated with processing a bitcoin transaction.

If bitcoin markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Shares at a time when the price of bitcoin is lower than it was when you made your prior investment. Even if you are able to hold Shares for the long-term, your Shares may never generate a profit, since bitcoin markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

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In addition, investors should be aware that there is no assurance that bitcoin will maintain their long-term value in terms of future purchasing power or that the acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of bitcoin declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Due to the unregulated nature and lack of transparency surrounding the operations of bitcoin exchanges, the marketplace may lose confidence in bitcoin exchanges, upon which the Trust is dependent.

Bitcoin exchanges are relatively new and, in some cases, not subject to direct regulatory oversight. Furthermore, while many prominent bitcoin exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many bitcoin exchanges do not provide this information. Bitcoin exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such U.S. securities exchanges. As a result, the marketplace may lose confidence in bitcoin exchanges, including prominent bitcoin exchanges that handle a significant volume of bitcoin trading.

Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of Bitcoin trading volume on bitcoin exchanges was false or non-economic in nature, with specific focus on unregulated bitcoin exchanges located outside of the U.S. Such reports may indicate that the bitcoin exchange market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the bitcoin exchange market than is commonly understood. Nonetheless, any actual or perceived false trading in the bitcoin exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Bitcoin and/or negatively affect the market perception of Bitcoin.

In addition, over the past several years, some bitcoin exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such bitcoin exchanges. While smaller bitcoin exchanges are less likely to have the infrastructure and capitalization that make larger bitcoin exchanges more stable, larger bitcoin exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest bitcoin exchanges could be subject to abrupt failure with consequences for both users of bitcoin exchanges and the Bitcoin industry and market as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other bitcoin exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large bitcoin exchange. The value of bitcoin immediately decreased over 10% following reports of the theft at Bitfinex and the shares suffered a corresponding decrease in value. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct bitcoin exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in June 2020 the platform suffered another data breach that resulted in the unauthorized access to its domain registration service, forcing the Japanese exchange to halt its crypto remittance service. In February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest bitcoin exchanges, Binance, was hacked, resulting in losses of approximately $40 million. More recently, the Spanish cryptocurrency exchange, 2gether, disclosed in August 2020 that a cyberattack against its platform resulted in $1.45 million in crypto assets—about one-third of the firm’s holdings at that time—being stolen. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO (and the CEO was subsequently convicted by a jury of fraud). Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

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Negative perception, a lack of stability in the bitcoin markets and the closure or temporary shutdown of bitcoin exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin network and result in greater volatility in the prices of Bitcoin. Furthermore, the closure or temporary shutdown of a bitcoin exchange used in calculating the Reference Rate may result in a loss of confidence in the Trust’s ability to determine its bitcoin holdings on a daily basis, although the Benchmark Administrator has documented procedures in place in its published methodology to mitigate against these situations and continue to calculate and publish the Reference Rate. These potential consequences of such a bitcoin exchange’s failure could adversely affect the value of the Shares.

Since there is no limit on the number of bitcoin that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of bitcoin that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for bitcoin.

The Trust Agreement places no limit on the number of bitcoin the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and therefore acquire an unlimited number of bitcoin in existence at any point in time. The Bitcoin network’s mathematical protocols under which bitcoin is created or “mined” permit the creation of a limited, predetermined number of bitcoin not to exceed 21 million. Furthermore, the rate of creation or issuance of bitcoin cannot be increased ahead of the protocol’s schedule.

If the number of bitcoin acquired by the Trust is large enough relative to global bitcoin supply and demand, further creations and redemptions of Shares could have an impact on the supply of and demand for bitcoin in a manner unrelated to other factors affecting the global market for bitcoin. Such an impact could affect the Reference Rate, which would directly affect the price at which Shares are traded on the Exchange or the price of future Baskets created or redeemed by the Trust.

The Shares may trade at a discount or premium in the trading price relative to the Trust’s bitcoin holdings per Share as a result of non-concurrent trading hours between the Exchange and the bitcoin exchange market.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various bitcoin exchanges, including those that represent components of the Reference Rate. While the Exchange is open for trading in the Shares for a limited period each day, the bitcoin exchange market is a 24-hour marketplace; however, trading volume and liquidity on the bitcoin exchange market is not consistent throughout the day and bitcoin exchanges, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and distributed denial-of-service attacks and other reasons. As a result, during periods when the Exchange is open but large bitcoin exchanges (or a substantial number of smaller bitcoin exchanges) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the Trust’s bitcoin holdings per Share. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

Investors in Shares in the secondary market may be subject to brokerage commissions, over which the Funds have no control.

Investors buying or selling Shares in the secondary market will pay brokerage commissions or other charges imposed by brokers, as determined by the applicable broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares. In addition, secondary market investors will also incur the cost of the difference between the price that an investor is willing to buy shares (the “bid” price) and the price at which an investor is willing to sell Shares (the “ask” price). This difference in bid and ask prices is often referred to as the “spread” or “bid/ask spread.” The bid/ask spread varies over time for Shares based on trading volume and market liquidity of the Shares and the bitcoin comprising the Trust’s portfolio, and is generally lower if Shares have more trading volume and market liquidity and higher if Shares have little trading volume and market liquidity. Further, a relatively small investor base in the Trust, asset swings in the Trust and/or increased market volatility may cause bid/ask spreads to increase. Shares, similar to shares of other issuers listed on a stock exchange, may be sold short and are therefore subject to the risk of increased volatility associated with short selling. Due to the costs of buying or selling Shares, including bid/ask spreads, frequent trading of Shares may significantly reduce investment results and an investment in the Shares may not be advisable for investors who anticipate regularly making small investments.

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If bitcoin prices on the bitcoin exchange market move negatively during hours when the Exchange is closed, trading prices on the Exchange may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various bitcoin exchanges, including those that represent components of the Reference Rate. While the Exchange is open for trading in the Shares for a limited period each day, the bitcoin exchange market is a 24-hour marketplace. During periods when the Exchange is closed but bitcoin exchanges are open, significant changes in the price of bitcoin on the Exchange Market could result in a difference in performance between the value of bitcoin as measured by the Reference Rate and the most recent bitcoin holdings per Share or closing trading price. To the extent that the price of bitcoin on the Exchange Market, and the value of bitcoin as measured by the Reference Rate, moves significantly in a negative direction after the close of the Exchange, the trading price of the Shares may “gap” down to the full extent of such negative price shift when the Exchange reopens. To the extent that the price of bitcoin on the Exchange Market drops significantly during hours the Exchange is closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing bitcoin or other digital currencies, commodity or currency exposure or to speculate on the price of bitcoin. Speculation on the price of bitcoin may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of bitcoin.

Purchasing activity in the bitcoin exchange market associated with Basket creations or selling activity following Basket redemptions may affect the Reference Rate and Share trading prices, adversely affecting an investment in the Shares.

Purchasing activity associated with acquiring bitcoin required for deposit with the Trust in connection with the creation of Baskets may increase the market price of bitcoin on the bitcoin exchange market, which will result in higher prices for the Shares. Increases in the market price of bitcoin may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of bitcoin that may result from increased purchasing activity of bitcoin connected with the issuance of Baskets. Consequently, the market price of bitcoin may decline immediately after Baskets are created.

Selling activity associated with sales of bitcoin withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of bitcoin on the bitcoin exchange market, which will result in lower prices for the Shares. Decreases in the market price of bitcoin may also occur as a result of the selling activity of other market participants. If the Reference Rate declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in bitcoin.

The Trust competes with direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital currency financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoin directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The Reference Rate may be affected by the sale of other digital currency financial vehicles that invest in and track the price of bitcoin.

To the extent digital currency financial vehicles other than the Trust tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large redemptions of the securities of these digital currency financial vehicles, or private funds holding bitcoin, could negatively affect the Reference Rate, the Trust’s bitcoin holdings and the price of the Shares.

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The impact of geopolitical or economic events on the supply and demand for bitcoin is uncertain, but could motivate large-scale sales of bitcoin, which could result in a reduction in the Reference Rate and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoin, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoin either globally or locally. Large-scale sales of bitcoin would result in a reduction in the Reference Rate and could adversely affect an investment in the Shares.

Demand for bitcoin is driven, in part, by its perceived status as a prominent and secure digital asset. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoin, which could have a negative impact on the price of bitcoin and adversely affect an investment in the Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. [As of [                    ], bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power]. Despite this first to market advantage, as of[                    ], there were over [8,000] alternative digital assets tracked by [    ], having a total market-capitalization of approximately [$        ] trillion (including the approximately $ [        ] billion market cap of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Bitcoin network. Competition from the emergence or growth of alternative digital assets could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect an investment in the Shares.

Investors may invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoin directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private investment vehicles holding bitcoin, could negatively affect the Reference Rate, the bitcoin holdings, the price of the Shares, the NAV and the NAV per Share.

Risk Factors Associated with the Reference Rate

The Reference Rate has a limited history and there are limitations with the price of bitcoin reflected there.

The Reference Rate has a limited history, having first been introduced on February 28, 2022. The Reference Rate is also based on the BRR’s methodology, which was introduced November 14, 2016.The value of both the Reference Rate and the BRR is the an average composite reference rate calculated using volume-weighted trading price data from certain bitcoin exchanges (“Constituent Exchanges”). These platforms are chosen by the Benchmark Administrator in accordance with the provisions of its publicly available CF Constituent Exchange Criteria that is available on its website, conformance to which is supervised by an oversight body (the “Oversight Committee”). This CF Constituent Exchange Criteria and the composition of the Constituent Exchanges may change over time, and the current selection of Constituent Exchanges has only been in place since May 2022. Neither the Benchmark Administrator nor the Oversight Committee are obligated to take the needs of the Trust, the Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Reference Rate will appropriately track the price of bitcoin in the future.

For more information on the Oversight Committee, the Constituent Exchanges, and the CF Constituent Exchange Criteria in the Reference Rate, see “The Trust and Bitcoin Prices — The Reference Rate”.

The value of bitcoin as reflected by the Reference Rate may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Reference Rate is determined using data from various bitcoin exchanges. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the Reference Rate more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in the Reference Rate, which could adversely affect an investment in the Shares.

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The Benchmark Administrator could experience system failures or errors.

If the computers or other facilities of the Benchmark Administrator, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Reference Rate may be delayed and trading in the Shares may be suspended for a period of time. Errors in Reference Rate data, the Reference Rate computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the Reference Rate, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Reference Rate is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Reference Rate’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Reference Rate is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of bitcoins, which could adversely affect the value of the Shares.

The Reference Rate could fail to track the global bitcoin price

Although the Reference Rate is intended to provide a reasonable measure for the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the bitcoin exchanges used in calculating the Reference Rate, and such transactions may take place at prices materially higher or lower than the Reference Rate. Moreover, there may be variances in the prices of bitcoin on the various bitcoin exchanges used in calculating the Reference Rate and the price of bitcoins on the bitcoin exchanges could be materially higher or lower than the Reference Rate price. To the extent the Reference Rate price differs materially from the actual prices available on a bitcoin exchange used to calculate it, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoin. To the extent such prices differ from the Reference Rate, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Reference Rate and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may select, remove, change, or replace the pricing or valuation methodology or policies used to value the Trust’s assets and determine NAV and NAV per Share, including the Reference Rate. To the extent such new or revised pricing or valuation methodologies or their pricing output differ from the Reference Rate, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect the value of the Shares. The Sponsor may make this decision for any reason, including, but not limited to, a determination that the Reference Rate differs materially from the actual prices available on a bitcoin exchange used to calculate it, that errors in the Reference Rate have negatively impacted the investment outcome for the Trust and its Shareholders, or that third parties are able to purchase and sell bitcoin on exchanges at prices that are materially higher or lower than those reflected by the Reference Rate. The Sponsor is under no obligation to select a different pricing or valuation method under any circumstance. If the Sponsor makes the decision to materially change the valuation methodology or replace of either the Reference Rate or the Benchmark Administrator, the Sponsor will notify Shareholders via a posting on the Trust’s website or prospectus supplement or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

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Risk Factors Associated with Investing in the Trust

As the Sponsor and its management have no meaningful history of operating an investment vehicle like the Trust within the United States, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no meaningful history of past performance in managing investment vehicles like the Trust within the United States. The past performances of the Sponsor’s affiliate in other investment vehicles in other jurisdictions, including their experiences with bitcoin and other commodities, are no indication of the Sponsor’s ability to manage an investment vehicle such as the Trust within the United States. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.

The value of the Shares may be influenced by a variety of factors unrelated to the price of bitcoin that may have an adverse effect on the price of the Shares. These factors include the following factors:

•	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of bitcoin have been developed specifically for this product;

•	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Bitcoin Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets;

•	Service providers may fail to perform their obligations or decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Bitcoin network may increase the potential for bitcoin to be used to facilitate crime, exposing such service providers to potential reputational harm. Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets; or

•	Prime broker could experience difficulties from business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset exchanges, or banks or other financial institutions and service providers which provide services to the digital assets industry.

The Shares are a relatively new securities product.

The mechanisms and procedures governing the creation, redemption and offering of the Shares are recently developed securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares.

The Trust is subject to market risk.

Market risk refers to the risk that the market price of bitcoin held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

Investors should not rely on past performance in deciding whether to buy Shares.

Investors should not rely on the past performance of the Trust, the Reference Rate or bitcoin in deciding whether to buy Shares in the Fund.

The NAV may not always correspond to the market price of bitcoin and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

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The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s bitcoin holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of bitcoin exchanges due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of bitcoin.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of bitcoin per Share.

Shareholders also should note that the size of the Trust in terms of total bitcoin held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares of the Trust.

Authorized Participants’ purchase of bitcoin in connection with Basket creation orders may cause the price of bitcoin to increase, which will result in higher prices for the Shares. Increases in the bitcoin prices may also occur as a result of bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of bitcoin when Baskets are created. The market price of bitcoin may therefore decline immediately after Baskets are created.

Selling activity associated with sales of bitcoin by Authorized Participants in connection with redemption orders may decrease the bitcoin prices, which will result in lower prices for the Shares. Decreases in bitcoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of bitcoin by Authorized Participants may have on the price of bitcoin, sales and purchases of bitcoin by similar investment vehicles (if developed) could impact the price of bitcoin. If the price of bitcoin declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their bitcoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient bitcoin liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to bitcoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market. The market for exchange-traded bitcoin futures has limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of bitcoin and the commercial and speculative interest in the market for the ability to hedge against the price of bitcoin with exchange-traded bitcoin futures.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the price of bitcoin, as reflected via the Reference Rate, may not function properly if Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are materially higher or lower than the Reference Rate. Authorized Participants may purchase or sell bitcoins on public or private markets not included among the Bitcoin Exchanges included in the Reference Rate, and such transactions may take place at prices materially higher or lower than the Reference Rate. Furthermore, while the Reference Rate provides a U.S. Dollar-denominated composite reference rate for the price of bitcoin based on the volume-weighted price of a bitcoin on certain constituent Bitcoin Exchanges at any given time, the prices on each individual Bitcoin Exchange are not necessarily equal to the value of a bitcoin as represented by the Reference Rate.

The price of bitcoins on an individual Bitcoin Exchange could be materially higher or lower than the Reference Rate. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of bitcoins. To the extent such prices differ materially from the Reference Rate, the price of the Shares may no longer track, whether temporarily or over time, the Reference Rate, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoin.

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Arbitrage transactions intended to keep the price of Shares closely linked to the price of bitcoin may be problematic if the process for the creation and redemption of Baskets becomes more difficult, or if Authorized Participants or market makers encounter difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, including, but not limited to, the price volatility of bitcoin, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Bitcoin Custodian, the closing of bitcoin trading platforms due to fraud, failures, regulatory or legislative action, security breaches or otherwise, or network outages or congestion, spikes in fees demanded by miners, or other problems or disruptions affecting the Bitcoin network, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In addition, in the case of a network outage or other problems affecting the Bitcoin network, the processing of transactions on the Bitcoin network may be disrupted, which in turn may prevent Authorized Participants (or market makers via Authorized Participants) from transacting in bitcoin and/or purchasing or redeeming Baskets. In such situations, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Trust Administrator, Cash Custodian and Bitcoin Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoins for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s bitcoins. While the Bitcoin Custodian has advised the Sponsor that it has insurance coverage up to a certain amount that could be used to repay losses of the digital assets it custodies on behalf of its clients, including the Trust’s bitcoin, resulting from theft, Shareholders cannot be assured that the Bitcoin Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s bitcoins, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Bitcoin Custodian’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Bitcoin Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by the Bitcoin Custodian may be substantially lower than the assets of the Trust. While the Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

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Furthermore, under the Custodian Agreement, the Bitcoin Custodian’s liability is limited in various ways. The Bitcoin Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Bitcoin Custodian. In the event of potential losses incurred by the Trust as a result of the Bitcoin Custodian losing control of the Trust’s bitcoins or failing to properly execute instructions on behalf of the Trust, the Bitcoin Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses. Furthermore, the insurance maintained by the Bitcoin Custodian may be insufficient to cover its liabilities to the Trust. Both the Trust and the Bitcoin Custodian are required to indemnify each other under certain circumstances. Although the Bitcoin Custodian carries insurance for the benefit of its account holders, the Bitcoin Custodian’s insurance does not cover any loss in value to bitcoin and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The Bitcoin Custodian maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Bitcoin Custodian is shared among all of the Bitcoin Custodian’s customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Moreover, in the event of an insolvency or bankruptcy of the Bitcoin Custodian in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin Custodian in the virtual currency industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the bankruptcy estate of the Bitcoin Custodian, and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Custody Agreement contains an agreement by the parties to treat the bitcoin credited to the Trust’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Bitcoin Custodian will serve as fiduciary and custodian on the Trust’s behalf. It is possible that a court would not treat custodied digital assets as part of the Bitcoin Custodian’s general estate in the event the Bitcoin Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Bitcoin Custodian became subject to insolvency proceedings and a court were to rule that the custodied bitcoin were part of the Bitcoin Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Bitcoin Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Bitcoin Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Bitcoin Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

[Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodian, absent gross negligence or bad faith on the part of the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodian, is limited.]

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Bitcoin Custodian. Consequently, a loss may be suffered with respect to the Trust’s bitcoin that is not covered by the Bitcoin Custodian’s insurance and for which no person is liability in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Creation Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of bitcoin by the Sponsor to effectuate subscriptions for cash and the selling of bitcoin to effect redemptions for cash or pay the Sponsor Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s bitcoin. The Trust relies on the Cash Custodian to hold any cash related to the purchase or sale of bitcoin. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, or the imposition of operational restrictions by these banking partners and the inability for the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

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The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the cash associated with the Trust’s account at the Cash Custodian, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. If the Cash Custodian were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Trust maintains cash, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Cash Custodian is subject or other potential protections. As a result, the Trust could suffer losses.

The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust will be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, likely will be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Bitcoin is a relatively new asset with limited trading history. Therefore, the markets for bitcoin may be less liquid and more volatile than other markets for more established products. It may be difficult to execute a bitcoin trade at a specific price when there is a relatively small volume of buy and sell orders in the bitcoin market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its bitcoin, or making it more difficult for Authorized Participants to acquire or liquidate bitcoin as part of the creation and/or redemption of Shares of the Trust. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in bitcoin, which is highly concentrated.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust’s ability to meet its investment objective include, without limitation: (1) Authorized Participants’ willingness and ability to purchase and sell bitcoin (or provide cash in relation thereto) in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Bitcoin network; (3) the bitcoin market becoming illiquid or disrupted; (4) the Trust’s Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which bitcoin trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; (7) accounting standards; and (8) the Reference Rate becoming disrupted, unavailable or unreliable.

The amount of bitcoin represented by the Shares will decline over time.

The amount of bitcoin represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s bitcoin to pay for the Sponsor Fee, and to pay for extraordinary fees and expenses. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin.

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Each outstanding Share represents a fractional, undivided interest in the bitcoin held by the Trust. The Trust does not generate any income and transfers bitcoin to pay for the Sponsor Fee, and to pay for extraordinary fees and expenses. Therefore, the amount of bitcoin represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of bitcoin over time, as the amount of bitcoin required to create Shares proportionally reflects the amount of bitcoin represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant bitcoin price, the trading price of the Shares is expected to gradually decline relative to the price of bitcoin as the amount of bitcoin represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of bitcoin represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of bitcoin.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving bitcoin more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the Shares less attractive because of the Trust’s reliance on these exemptions. If some investors find the Trust’s Shares less attractive as a result, there may be a less active trading market for the Shares.

In addition, under the JOBS Act, the Trust’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.

For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its Shareholders may be different from information provided by other public companies.

If the Trust issues all Shares registered in this offering or such registration expires, it could have to cease creating new Baskets until additional shares are registered for sale.

Investors should be aware that if the Trust issues all Shares registered in this offering or the offering expires, it could have to cease creating new Baskets until additional shares are registered for sale. This could impact the trading price of the Trust’s Shares. Moreover, soon after new Baskets are created and sold under this Prospectus, there is a possibility that the availability of newly created Shares may (or may not) affect the trading price of the Shares already issued, and both current Shareholders and purchasers of newly created Shares could be adversely affected by falling trading prices.

Regulatory Risks

As bitcoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. The U.S. Securities Exchange Commission (the “SEC”) has recently charged certain large US digital asset trading platforms of supporting trading and settlement of securities in violation of the US federal securities laws. Specifically, the SEC has alleged that these exchanges are operating as unregistered securities exchanges, brokers and clearing agencies. For example, on June 5, 2023, the SEC filed lawsuits against cryptocurrency exchanges Coinbase and Binance alleging, among other things, their operation of an unlicensed securities exchange. Although the SEC has not alleged that bitcoin is a security, the outcome of these enforcement actions and others may result in the substantial restructuring of the digital asset market in the United States. Moreover, until these actions are resolved, the structure of the digital asset market in the United States will remain subject to substantial regulatory risk, which may impact the demand for digital assets and the continued availability of existing exchanges and offerings. The U.S. Congress is also actively preparing new legislation to address certain market structure issues relating to digital assets and stablecoins. The outcome of this legislation is unknown. Both the outcome of the pending SEC enforcement actions and federal legislation are highly uncertain and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

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Although neither the SEC nor the CFTC has exerted direct authority over bitcoin or bitcoin spot trading activity, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts the price of digital assets, including bitcoin.

In August 2021, Gary Gensler, the Chairman of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. Chair Gensler expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” Chair Gensler called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and bitcoin held by the Trust specifically. Subsequent to Chair Gensler’s assertions in August 2021, in April 2022, he announced that he instructed the SEC staff to work (i) to register and regulate digital asset platforms like securities exchanges; (ii) with the CFTC on how to jointly address digital asset platforms that trade both securities and non-securities; (iii) on segregating out digital asset platforms’ custody of customer assets, if appropriate; and (iv) on segregating out the market making functions of digital asset platforms, if appropriate. At the same time and continuing through the date of this Prospectus, the U.S. Congress continues to consider and debate a variety of proposals regarding how digital assets should be characterized and regulated.

In addition to the SEC’s actions targeting digital assets and trading platforms directly, the SEC has also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. Additionally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets remain an examination priority for 2023. In particular, OCIE intended to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect its price.

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In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

On March 9, 2022, President Biden signed an Executive Order on Ensuring Responsible Development of Digital Assets (the “Executive Order”), which outlined a unified federal regulatory approach to addressing the risks and benefits of digital assets. The Executive Order articulated various policy objectives related to digital assets, including investor protections, financial and national security risks, and responsible development and use of digital assets. The Executive Order directed federal government departments and agencies to produce various reports, frameworks, analyses, and regulatory and legislative recommendations to the Biden Administration. The policies and objectives of the Executive Order are broad and, at this time, it is unclear what impact it may have on the regulation of bitcoin and other digital assets. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC in the remainder of 2023 and beyond.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of 2023, only Rhode Island has adopted the model law, while three other states have introduced it. It is still unclear; however, how many states will ultimately adopt some or all of the model legislation.

In June 2021, the government of El Salvador announced and passed legislation that identified bitcoin as legal tender in El Salvador. Other South and Central American political leaders have indicated a desire to explore the issues relating to legal tender status for bitcoin. In April 2022, the government of the Central African Republic announced its adoption of bitcoin as legal tender in the Central African Republic. It is unclear whether the designation of bitcoin as legal tender in El Salvador, the Central African Republic, or any other country will impact the regulatory treatment of bitcoin in the United States, or whether other countries will adopt similar legislation.

On February 15, 2022, Representative Warren Davidson introduced the “Keep Your Coins Act,” which is intended “[t]o prohibit Federal agencies from restricting the use of convertible virtual currency by a person to purchase goods or services for the person’s own use, and for other purposes.” That same day, Congressman Josh Gottheimer also announced a discussion draft of the “Stablecoin Innovation and Protection Act,” which is intended to define “qualified stablecoins” to differentiate them from “more volatile cryptocurrencies.”

On March 17, 2022, Senators Elizabeth Warren, Jack Reed, Mark Warner, and Jon Tester introduced the Digital Asset Sanctions Compliance Enhancement Act in an attempt to ensure blacklisted Russian individuals and businesses do not use cryptocurrency to evade economic sanctions. The bill does not come without controversy, however, as it “would place sweeping restrictions on persons who build, operate and use cryptocurrency networks even if they have no knowledge or intent to help anyone evade sanctions,” according to policy group Coin Center.

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On March 28, 2022, Representative Stephen Lynch, along with co-sponsors Jesús G. García, Rashida Tlaib, Ayanna Pressley, and Alma Adams, introduced H.R. 7231, the Electronic Currency and Secure Hardware Act (ECASH Act), which would direct the secretary of the U.S. Department of the Treasury (not the Federal Reserve) to develop and issue a digital analogue to the U.S. dollar, or “e-cash,” which is intended to “replicate and preserve the privacy, anonymity-respecting, and minimal transactional data-generating properties of physical currency instruments such as coins and notes to the greatest extent technically and practically possible,” all without requiring a bank account. E-cash would be legal tender, payable to the bearer and functionally identical to physical U.S. coins and notes, “capable of instantaneous, final, direct, peer-to-peer, offline transactions using secured hardware devices that do not involve or require subsequent or final settlement on or via a common or distributed ledger, or any other additional approval or validation by the United States Government or any other third-party payments processing intermediary,” including fully anonymous transactions, and “interoperable with all existing financial institutions and payment systems and generally accepted payments standards and network protocols, as well as other public payments programs.”

On April 6, 2022, Senator Pat Toomey released a draft of his Stablecoin Transparency of Reserves and Uniform Safe Transactions Act, or Stablecoin TRUST Act. The draft bill contemplates a “payment stablecoin,” which is convertible directly to fiat currency by the issuer. Only an insured depositary institution, a money transmitting business (authorized by its respective state authority) or a new “national limited payment stablecoin issuer” would be eligible to issue payment stablecoins. Additionally, payment stablecoins would be exempt from the federal securities requirements, including the 1933 Act, the 1934 Act, and the Investment Company Act of 1940 (the “1940 Act”).

On June 7, 2022, Senators Kirsten Gillibrand and Cynthia Lummis introduced the “Responsible Financial Innovation Act,” which was drafted to “create a complete regulatory framework for digital assets that encourages responsible financial innovation, flexibility, transparency and robust consumer protections while integrating digital assets into existing law.” Importantly, the legislation would assign regulatory authority over digital asset spot markets to the CFTC and codify that digital assets that meet the definition of a commodity, such as bitcoin and ether, would be regulated by the CFTC.

In 2023, Congress continued to consider several stand-alone digital asset bills, including a formal process to determine when digital assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and the how the Bank Secrecy Act (“BSA”) will apply to cryptocurrency providers. The Financial Innovation and Technology for the 21st Century Act (“FIT for the 21st Century Act”) advanced through the House in a vote along bipartisan lines. The FIT for the 21st Century Act would require the SEC and the CFTC to jointly issue rules or guidance that would outline their process in delisting a digital asset that they deem inconsistent with the CEA, federal securities laws and the FIT for the 21st Century Act. The bill, in part, would also provide a certification process for blockchains to be recognized as decentralized, which would allow the SEC to challenge claims made by token issuers about meeting the outlined standards.

Legislative efforts have also focused on setting criteria for stablecoin issuers and what rules will govern redeemability and collateral. The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry (the “McHenry bill”), would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin. The McHenry bill would establish bank-like regulation and supervision for federal qualified nonbank payment stablecoin issuers. These requirements include capital, liquidity and risk management requirements, application of the Bank Secrecy Act and the Gramm-Leach-Bliley Act’s customer privacy requirements, certain activities limits, and broad supervision and enforcement authority. The McHenry bill would grant state regulators primary supervision, examination and enforcement authority over state stablecoin issuers, leaving the Federal Reserve Board with secondary, backup enforcement authority for “exigent” circumstances. The McHenry bill would also amend the Investment Advisers Act of 1940, the 1940 Act, the 1933 Act, the 1934 Act and the Securities Investor Protection Act of 1970 to specify that payment stablecoins are not securities for purposes of those federal securities laws.

Several other bills have advanced through Congress to curb crypto as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of digital assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that blockchain developers and other related service providers that do not custody customer funds are not money transmitters. The “Financial Technology Protection Act”, another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in cryptocurrency. The “Blockchain Regulatory Certainty Act” aims to protect certain blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support.

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In a similar effort to prevent money laundering and stop crypto-facilitated crime and sanctions violations, bipartisan legislation was introduced to require decentralized finance (“DeFi”) services to meet the same anti-money laundering and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (CANSEE) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other cryptocurrency companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain anti-money laundering programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and bitcoin, specifically.

Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of bitcoin and related products and services continues to evolve, may take many different forms and will, therefore, impact bitcoin and its usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for bitcoin businesses to provide services, including trading markets or platforms, which may impede the growth of the bitcoin economy and have an adverse effect on consumer adoption of bitcoin or the ability to trade bitcoin. Many state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. There is a possibility of future regulatory change or actions altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate.

Additionally, changes to current regulatory determinations of bitcoin’s status as not being a security under U.S. federal law, changes to regulations surrounding bitcoin futures or related products, or actions by a United States or foreign government or quasi-governmental agency exerting regulatory authority over bitcoin, the Bitcoin network, bitcoin trading, bitcoin mining or related activities impacting other parts of the digital asset market, may adversely impact bitcoin and therefore may have an adverse effect on the value of your investment in the Trust.

The Trust is not an investment company registered under the 1940 Act or the Commodity Exchange Act.

While the Sponsor has indicated that the Trust will voluntarily comply with certain provisions of the 1940 Act, the Trust is not registered as an investment company under the 1940 Act and is not subject to the statutory requirements of the 1940 Act. Further. the Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the statutory protections provided to investors in registered investment companies, CEA-regulated instruments or commodity pools.

Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which bitcoin are treated for classification and clearing purposes. In particular, bitcoin in the future may be classified by the CFTC as a “commodity interest” under the CEA and certain transactions in bitcoin may be deemed to be commodity futures or bitcoin may be classified by the SEC as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. If bitcoin is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, such a determination may have material adverse consequences for bitcoin as a digital asset. For example, it may become more difficult for bitcoin to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of bitcoin and cause users to migrate to other digital assets.

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To the extent that bitcoin is determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

Regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under New York Department of Financial Service’s BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Trading on bitcoin exchanges outside the United States is not subject to U.S. regulation, and may be less reliable than U.S. exchanges, and regulatory changes or actions in foreign jurisdictions may impact the value of Shares.

To the extent any of the Trust’s trading is conducted on bitcoin exchanges outside the U.S., trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Trust.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Bitcoin network), the digital asset markets (including the bitcoin market), and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets (including bitcoin) by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoin. The effect of any future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be adverse to the Trust and the value of the Shares.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s Bitcoin.

The Trust is dependent on the Bitcoin Custodian to operate. The Bitcoin Custodian performs essential functions in terms of safekeeping the Trust’s bitcoin in the Vault Balance and facilitates the selling of bitcoin by the Trust to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust. The Sponsor could decide to replace the Bitcoin Custodian as the custodian of the Trust’s bitcoin or the Bitcoin Custodian could experience issues, exit the business or terminate its relationship with the Trust. Transferring maintenance responsibilities of the Trust’s account with the Bitcoin Custodian to another party will likely be complex and could subject the Trust’s bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

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The Sponsor may not be able to find another party willing to serve as the custodian under the same terms as the current Custodian Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected.

On March 22, 2023, the ultimate parent of the Bitcoin Custodian (such parent, “Coinbase Global” and together with the other named subsidiary of Coinbase Global, the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet,and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. The SEC’s complaint against the Relevant Coinbase Entities does not allege that bitcoin is a security nor does it allege that Coinbase Inc’s activities involving bitcoin caused the alleged registration violations, and the Bitcoin Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. While the Bitcoin Custodian is not named in the complaint, if Coinbase Global, as the ultimate parent of the Bitcoin Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s bitcoin or as the Trust’s prime broker under the same terms as the current Custodian Agreement or agreement with prime broker or at all. To the extent that Trustee is not able to find a suitable party willing to serve as the custodian or prime broker, it may be necessary to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodian Agreement or modified agreement with prime broker that is less favorable for the Trust, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.

The Trust Administrator calculates the NAV using the value of the bitcoin holdings and bitcoin holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Trust Administrator will calculate the Trust’s NAV using the value of the Trust’s bitcoin holdings and bitcoin holdings per Share on a daily basis as soon as practicable after 4:00 p.m. EST on each business day. The NAV is generally calculated utilizing the Reference Rate, calculated at 4:00 p.m. EST on such day. To the extent that the bitcoin holdings or bitcoin holdings per Share are incorrectly calculated, the Trust Administrator may not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Trust Administrator Transfer Agent, the Bitcoin Custodian or the Cash Custodian under the Trust documents.

Under the Trust documents, each of the Sponsor, the Trustee, the Trust Administrator, the Transfer Agent, the Bitcoin Custodian and the Cash Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith and/or willful misconduct on its part. Therefore, such obligation(s) may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the bitcoin holdings of the Trust and the value of the Shares.

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Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoin. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoin. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its bitcoin. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its bitcoin. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Tax Risks

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of bitcoin (including deemed sales of bitcoin as a result of the Trust using bitcoin to pay its expenses) that is otherwise not associated with a distribution to Shareholders., In the event that purchases and sales of bitcoin occur, Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of bitcoin and transactions involving bitcoin for United States federal income tax purposes may change.

Current IRS guidance indicates that bitcoin should be treated as property for U.S. federal income tax purposes and that transactions involving the exchange of bitcoin in return for goods and services should be treated as barter exchanges. Such guidance allows transactions in bitcoin held for investment to qualify for beneficial capital gains treatment. However, because bitcoin is a new technological innovation, the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin, including without limitation the tax treatment of a fork, may evolve and change from those described in this prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of bitcoin may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of bitcoin and transactions involving bitcoin for state and local tax purposes is not settled.

Because bitcoin is a new technological innovation, the tax treatment of bitcoin for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of bitcoin for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of bitcoin may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoin generally. Any such treatment may have a negative effect on prices of bitcoin and may adversely affect the value of the Shares.

A hard “fork” of the Bitcoin Blockchain could result in Shareholders incurring a tax liability.

If a hard fork occurs in the Bitcoin Blockchain, the Trust could hold both the original bitcoin and the alternative new bitcoin. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. The Trust shall treat whichever asset the Sponsor determines is not bitcoin as Incidental Rights or IR Virtual Currency. Moreover, the Trust Agreement requires that, if such a transaction occurs, the Trust will as soon as possible direct the Bitcoin Custodian to distribute such Incidental Rights or IR Virtual Currency, including selling Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds to Shareholders, or distributing Incidental Rights and/or IR Virtual Currency in-kind to the Shareholders or to an agent acting on behalf of the Shareholders for sale by such agent. The receipt, distribution and/or sale of the IR Virtual Currency may cause Shareholders to incur a federal, state, local, or foreign tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

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Other Risks

The Exchange on which the Shares will be listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares will be listed for trading on the Exchange under the market symbol “BTCW.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants or other market participants, which could adversely affect the market price of the Shares.

The Trust has a limited number of financial institutions that may act as Authorized Participants. In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw, “step away” from participation, or have a business disruption or otherwise become unable or unwilling to participate, in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the bitcoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Bitcoin is extremely volatile, and concerns exist about the stability, reliability and robustness of many bitcoin exchanges. In a highly volatile market, or if one or more bitcoin exchanges faces an issue, it could be extremely challenging for any Authorized Participant to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Bitcoin exchanges are not subject to same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for bitcoin occurs on multiple trading venues that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these bitcoin exchanges do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount to the NAV.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions and operational risks associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

Investors in Shares should note that while transferring Shares, specific risks should be noted. To generally initiate a transfer, a transaction must be signed using the private key of the asset holder. The private key should remain secret at all times. If the private key is not secured when in use, an asset holder risks their private key being obtained by third parties, including criminals, and risk losing all or some of their investment.

Exchanges are a popular venue for bitcoin investors to store assets and facilitate transactions with other participants. As with any financial transaction, investors in Shares need to ensure adequate controls are in place to authenticate themselves on these platforms. Failure to follow security best practices, including multifactor authentication (MFA), well-formed strong passwords and checks on the validity of exchange URLs may risk unauthorized transfer and loss of assets.

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As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The past performances of the Sponsor’s management or affiliates of the Sponsor in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected. Furthermore, management of the Sponsor is currently engaged in the management of, or are otherwise involved with the operations of, other investment vehicles which could divert their attention and resources.

The Sponsor is leanly staffed and relies heavily on key personnel.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain viable, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Shareholders may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

An investment in the Trust may be adversely affected by competition from other ETFs focused on bitcoin.

If the SEC were to approve other bitcoin ETFs in addition to the Trust, the Trust could fail to acquire substantial assets, initially or at all. The Trust’s bitcoin ETF competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Trust’s bitcoin ETF competitors may commercialize a competing bitcoin ETF more rapidly or effectively than the Trust, which could adversely affect the Trust’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising approximately $200 million in assets which would be sufficient to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of bitcoin.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on bitcoin or other cryptocurrencies.

The Trust will compete with direct investments in bitcoin, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust. In addition, a failure of any competitive bitcoin ETF or similar trust or other instrument could have negative consequences with respect to the price of bitcoin generally or interest in bitcoin ETFs.

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Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust and a liquidation of its bitcoin.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust or if it is not feasible for Shares to be delivered or the redemption distribution to be made. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful as determined by the Sponsor or its counsel. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s bitcoin investments may be valued using techniques other than reliance on the price established by the Reference Rate. The value established by using the Reference Rate may be different from what would be produced through the use of another methodology. Bitcoin or other digital asset investments that are valued using techniques other than those employed by the Reference Rate, including bitcoin investments that are “fair valued,” may be subject to greater fluctuation in their value from one day to the next than would be the case if market-price valuation techniques were used.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

Extraordinary expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid through the sale of the Trust’s bitcoins. Because the Trust does not generate any income, every time that it delivers bitcoins to the Sponsor for the Sponsor Fee or sells bitcoins for expenses such as extraordinary expenses, the number of bitcoins represented by each Share will gradually decrease over time. In addition, the Sponsor may, in its sole discretion, increase the Sponsor Fee or decrease the Sponsor-paid expenses which could result in a greater decline in the number of bitcoins that the Trust holds. Such changes could occur if the expenses of the Trust materially increase. For example, while the current Sponsor Fee is a unitary fee in which the Sponsor agrees to pay all the fee of the Trust’s service providers (except for extraordinary expenses), the Sponsor may unwind part of this unitary fee and have a service providers’ (e.g., custodian’s fee) charged directly to the Trust. In that case, the Sponsor would provide 60 days’ advance notice to Shareholders via a posting on the Trust’s website or prospectus supplement or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

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Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Sponsor, Trust Administrator, Transfer Agent, the Bitcoin Custodian and the Cash Custodian), as well as Authorized Participants and market makers, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust and its service providers are subject to certain operational risks.

The Trust and its service providers, including the Sponsor, Trust Administrator, Transfer Agent, Bitcoin Custodian and Cash Custodian (as well as Authorized Participants and market makers) may experience disruptions that arise from human error, processing and communications errors, counterparty or third-party errors, or technology or systems failures, any of which may have an adverse impact on the Trust. Although the Trust and its service providers seek to mitigate these operational risks through their internal controls and operational risk management processes, these measures may not identify or may be inadequate to address all such risks.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a the statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

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COVID-19 and measures intended to prevent its spread could have a material adverse effect on the Trust’s business and financial condition.

The impact of the COVID-19 pandemic has adversely affected the economies of many nations and the entire global economy as well as individual issuers, assets and capital markets and could continue to, and other future public health emergencies could, have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices, including bitcoin, decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the COVID-19 outbreak.

Future public health emergencies could result in an increase of the costs of the Trust and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the net asset value of the Trust, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Trust’s service providers, including the Sponsor, the Trustee, the Delaware Trustee and the Custodians, rely, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of bitcoin and the price of the Shares.

Further, future public health emergencies could also interfere with the operations of the Reference Rate or the Benchmark Administrator, which the Sponsor uses to value the bitcoin held by the trust calculate the net asset value of the Trust. The COVID-19 pandemic or other future public health emergencies could also cause the closure of futures exchanges, which could eliminate the ability of Authorized Participants to hedge purchases of Baskets, increasing trading costs of Shares and resulting in a sustained premium or discount in the Shares. Each of these outcomes would negatively impact the Trust.

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BITCOIN, BITCOIN MARKET, BITCOIN EXCHANGES AND REGULATION OF BITCOIN

This section of the prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “bitcoin exchange” market where bitcoin can be bought, held and sold, the bitcoin OTC market and bitcoin mining. In this prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the Bitcoin network, bitcoin is written with a lower case “b” (except at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is a digital asset that can be transferred among participants on the Bitcoin network on a peer-to-peer basis via the Internet. Unlike other means of electronic payments, bitcoin can be transferred without the use of a central administrator or clearing agency. Because a central party is not necessary to administer bitcoin transactions or maintain the bitcoin ledger, the term decentralized is often used in descriptions of bitcoin.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the name “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open-source software and currently operates on a worldwide network of computers.

The first step in using bitcoin for transactions is generally to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to “send” and to “receive” bitcoin by attributing a certain amount of bitcoin to the user’s wallet address. Within a bitcoin wallet, a user can sometimes generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers on the Bitcoin Blockchain and are associated with a pair of public and private keys. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address using the public and private keys. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account.

The amount of bitcoin associated with each bitcoin address is listed in a public ledger, referred to as a “blockchain.” Copies of the Bitcoin Blockchain exist on thousands of computers on the Bitcoin network throughout the Internet. A user’s bitcoin wallet will either contain a copy of the Bitcoin Blockchain or be able to connect with another computer that holds a copy of the Bitcoin Blockchain.

When a bitcoin user wishes to transfer bitcoin to another user, the sender must first request a bitcoin address from the recipient. The sender then uses his or her bitcoin wallet software to create a data packet containing the proposed addition (often referred to as a “transaction”) to the Bitcoin Blockchain. The proposed transaction would reduce the sender’s address and increase the recipient’s address by the amount of bitcoin desired to be transferred, and is sent on a peer-to-peer basis to other computers participating in the Bitcoin network.

Bitcoin Protocol

Bitcoin is an open-source project with no official company or group that controls the Bitcoin network, and anyone can review the underlying code and suggest changes. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” and who loosely oversee the development of its source code. There are many other compatible versions of Bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin protocol. The core developers are able to access, and can alter, the Bitcoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin network’s source code. However, because Bitcoin has no central authority, the release of updates to the Bitcoin network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other participants in the Bitcoin network. Users and miners must accept any changes made to the Bitcoin source code by downloading the proposed modification of the Bitcoin network’s source code. A modification of the Bitcoin network’s source code is effective only with respect to those Bitcoin users and miners who choose to download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risks Associated with bitcoin and the Bitcoin network—A temporary or permanent “fork” of the Bitcoin Blockchain could adversely affect an investment in the Trust.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin network only if accepted by participants collectively having most of the processing power on the Bitcoin network. There have been several prominent forks in the Bitcoin network, including forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others.

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Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The Sponsor has the right, in the Sponsor’s sole discretion, to determine: (i) with respect to any fork, airdrop or similar event, what action the Trust shall take, and (ii) what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. The Sponsor intends to evaluate each fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Trust’s legal advisors, tax consultants, the Delaware Trustee, and the Bitcoin Custodian. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Trust.

There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Shareholders’ ability to realize a benefit, through their Shares in the Trust, from any such Incidental Rights or IR Virtual Currency. For instance, the Bitcoin Custodian may not agree to provide access to Incidental Rights or IR Virtual Currency. In addition, the Sponsor may determine that there is no safe or practical way to custody the IR Virtual Currency, or that trying to do so may pose an unacceptable risk to the Trust’s holdings in Bitcoin, or that the costs of taking possession and/or maintaining ownership of the IR Virtual Currency exceed the benefits of owning the IR Virtual Currency. Additionally, laws, regulation or other factors may prevent Shareholders from benefitting from the Incidental Right or IR Virtual Currency even if there is a safe and practical way to custody and secure the IR Virtual Currency. For example, it may be illegal to sell or otherwise dispose of the Incidental Right or IR Virtual Currency, or there may not be a suitable market into which the Incidental Right or IR Virtual Currency can be sold (immediately after the fork or airdrop, or ever). The Sponsor may also determine, in consultation with its legal advisers, that the Incidental Right or IR Virtual Currency is, or is likely to be deemed, a security under federal or state securities laws, or poses other legal or regulatory risks. In determining whether the Incidental Rights or IR Virtual Currency is, or may be, a security under federal securities laws, the Sponsor takes into account a number of factors, including the definition of a “security” under Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, SEC v. W.J. Howey Co., 328 U.S. 293 (1946) and the case law interpreting it, as well as reports, orders, press releases, public statements and speeches by the SEC providing guidance on when a digital asset is a “security” for purposes of the federal securities laws. For these or other reasons, the Sponsor may determine, in its discretion, to cause the Trust to irrevocably and permanently abandon, for no consideration, such Incidental Right or IR Virtual Currency.

If the Sponsor determines to attempt to claim the Incidental Rights or IR Virtual Currency, it may elect to sell such assets for cash and distribute the cash proceeds (net of expenses and any applicable withholding taxes) or distribute them in-kind to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. There can be no assurance that any of these courses of action will prove to be successful, nor can there be any assurance as to the prices for any Incidental Rights or IR Virtual Currency that the Sponsor or agent may realize. The value of the Incidental Rights or IR Virtual Currency may increase or decrease before or after any sale by the Sponsor or the agent.

Although the Sponsor is under no obligation to do so, an inability to realize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in bitcoin directly rather than purchasing Shares. In the event that the Trust’s or Sponsor’s policy with respect to forked asset changes, the Shareholders will be given 60 days’ advance notice via a posting on the Trust’s website or prospectus supplement or through a current report on Form 8-K in the Trust’s annual or quarterly reports.

Bitcoin Transactions

A bitcoin transaction is similar in concept to an irreversible digital check. The transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. The sender’s use of his or her digital signature enables participants on the Bitcoin network to verify the authenticity of the bitcoin transaction.

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A user’s digital signature is generated via usage of the user’s so-called “private key,” one of two numbers in a so-called cryptographic “key pair.” A key pair consists of a “public key” and its corresponding private key, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

Public keys are associated with bitcoin addresses that are publicly known and can accept a bitcoin transfer. Private keys are used to sign transactions that initiate the transfer of bitcoin from a sender’s bitcoin address to a recipient’s bitcoin address. Only the holder of the private key associated with a particular bitcoin address can digitally sign a transaction proposing a transfer of bitcoin from that particular bitcoin address.

A user’s public key bitcoin address may be safely distributed, but a user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. Only by using a private key can a bitcoin user create a digital signature to transfer bitcoin to another user. In addition, if an unauthorized third person learns of a user’s private key, that third person could "forge” the user’s digital signature and send the user’s bitcoin to any bitcoin public key address, thereby stealing the user’s bitcoin.

The usage of key pairs is a cornerstone of the Bitcoin network. This is because the use of a private key is the only mechanism by which a bitcoin transaction can be signed. If a private key is lost, the corresponding bitcoin is thereafter permanently non-transferable. Moreover, the theft of a private key enables the thief immediate and unfettered access to the corresponding bitcoin. Bitcoin users must therefore understand that in this regard, bitcoin is a bearer asset, similar to cash: that is, the person or entity in control of the private key corresponding to a particular quantity of bitcoin has de facto control of the bitcoin. For large quantities of bitcoin, holders often employ sophisticated security measures. For a discussion of how the Trust secures its bitcoin, see “The Bitcoin Custodian” below.

The Bitcoin network incorporates a system to prevent double spending of a single bitcoin. To prevent the possibility of double- spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Bitcoin Blockchain, which is publicly available. Thus, the Bitcoin network provides confirmation against double-spending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin network software program.

The process by which bitcoin are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and run special mining software, which, like regular Bitcoin network software programs, turns the user’s computer into a “node” on the Bitcoin network, and also has the ability to validate transactions and add new blocks of transactions to the Blockchain.

Miners, through the use of the bitcoin software program, engage in a set of prescribed complex mathematical calculations imposed by the Bitcoin network’s software protocol, called “proof of work”, in order to validate proposed transactions and bundle them into a data packet known as a “block.” The first miner who successfully solves the cryptographic puzzle imposed by the Bitcoin network’s software protocol is permitted to add a block of transactions to the Bitcoin Blockchain and is rewarded by a grant of newly-issued bitcoin, known as the “block reward.”. Bitcoin is created and allocated by the Bitcoin network protocol and distributed through a “mining” process subject to a strict, well-known issuance schedule. Block rewards for mining are the method by which new bitcoin is issued. The supply of bitcoin is limited to 21 million by the Bitcoin network’s software protocol.

Confirmed and validated bitcoin transactions are recorded in blocks added to the Bitcoin Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can only be solved and added to the Bitcoin Blockchain by one miner; as a result, individual miners and mining pools on the Bitcoin network engage in a competitive process of constantly increasing their computing power to improve their individual likelihood of solving new blocks. As more miners join the Bitcoin network and its processing power increases, or if miners leave the Bitcoin network and its processing power declines, the Bitcoin network adjusts the complexity of a block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every ten minutes.

Bitcoin Market and Bitcoin Exchanges

Bitcoin can be transferred in direct peer-to-peer transactions through the direct sending of bitcoin over the Bitcoin Blockchain from one bitcoin address to another. Among end-users, bitcoin can be used to pay other members of the Bitcoin network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Bitcoin Blockchain or through third-party service providers.

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In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

A bitcoin exchange generally provides investors with a website that permits investors to open accounts with the exchange and then purchase and sell bitcoin. Prices for trades on bitcoin exchanges are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the bitcoin exchange, or a previously acquired digital asset, before they can purchase or sell assets on the exchange. The process of establishing an account with a bitcoin exchange and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin network, while the former is an activity that occurs entirely on the private website operated by the bitcoin exchange and via accounts and addresses managed by the exchange. The bitcoin exchange typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The bitcoin exchange ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in their exchange account to an off-exchange bitcoin wallet.

Outside of bitcoin exchanges, Bitcoin can be traded OTC in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for bitcoin, investment managers, proprietary trading firms, high-net-worth individuals that trade bitcoin on a proprietary basis, entities with sizeable bitcoin holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of bitcoin. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of bitcoin could initiate the transaction by sending the bitcoin to the buyer’s bitcoin address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on bitcoin exchanges.

Although bitcoin was the first digital asset, in the ensuing years, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, XRP, bitcoin cash, and litecoin. The category and protocols are still being defined and evolving.

Market Volatility

Cryptocurrencies, such as bitcoin, are one of the most volatile asset classes, even higher than small cap equities, emerging market equities or energy futures. It is not uncommon for even the most established digital assets, such as bitcoin, to have periods of annualized volatility of over 100%.

Several factors influence those high volatility levels. Firstly, as digital assets evolve in a fast-changing environment, major developments are commonplace. Changes in areas such as regulation, technology, financialization etc. can have a profound impact on digital assets’ potential for adoption, development and growth.

Secondly, the digital asset space lacks frameworks for fundamental analysis of price and growth. As a new market, desired data sets can be non-existent or difficult to access. Valuation theory and frameworks are still in development, and the estimation of digital assets intrinsic value varies dramatically depending on the use case, models and assumption sets used.

In this situation, the digital assets market, and particularly the bitcoin market, is very sensitive to news releases, and largely driven by sentiment. Investors should expect this situation to continue in the short and medium term.

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Regulation of Bitcoin and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold digital assets for users. Many of these federal and state agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

Various foreign jurisdictions have, and may continue to, in the near future, propose, adopt or suggest the potential for laws, regulations or directives that affect the Bitcoin network, the bitcoin markets, and their users, particularly bitcoin exchanges and service providers that fall within such jurisdictions’ regulatory scope, including to require virtual asset service providers to register and comply with an AML and CFT framework, banning trading or shutting down digital asset exchanges, ordering financial institutions to stop providing banking or funding to any activity related to cryptocurrencies, or banning entities from providing services to any individuals or business entities dealing with or settling digital assets, among others. There remains significant uncertainty regarding governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Bitcoin economy in the United States and globally, or otherwise negatively affect the value of Bitcoin.

The Trust and the Sponsor (or an affiliate of the Sponsor) have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a due diligence process. Each Authorized Participant is confirmed to be a U.S. registered broker-dealer prior to placing creation or redemption orders with respect to the Trust.

Furthermore, Authorized Participants, as broker-dealers and Bitcoin Custodian, as an entity licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept in-kind creation and redemption requests from Authorized Participants who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. In addition, with respect to all bitcoin delivered in connection with creation requests, the party delivering bitcoin must establish an account with the Prime Broker who has represented that diligence will be conducted to confirm that delivery is not from a digital currency address which has been added to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing.

The effect of any future regulatory change on the Trust or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. The following are specific risks that could have a substantial and adviser impact on the Trust and the value of the Shares:

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin in one or more countries, and ownership of, holding or trading in Shares may also be considered illegal and subject to sanctions.

Although currently cryptocurrencies and certain other digital assets are not regulated or are lightly regulated in many countries, some countries have taken, and may take in the future, regulatory actions that severely restrict the right to acquire, own, hold, sell or use such cryptocurrencies or digital assets or to exchange cryptocurrencies or digital assets for fiat currency. Such regulatory actions or restrictions could adversely affect the value of the Shares or result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders or may adversely affect an investment in the Shares.

States may require licenses that apply to Blockchain technologies and digital assets, such as bitcoin and tokens, and token offerings. The Trust or Sponsor may be unable to comply with state licensing requirements or policies, which may materially adversely affect the value of the Shares.

In the case of virtual currencies, state regulators such as the New York State Department of Financial Services (“NYSDFS”) have created new regulatory frameworks. NYSDFS has implemented a regulatory framework for licensing participants in “virtual currency business activity” known as the “BitLicense,” which is intended to focus on consumer protection. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity from conducting such activities without a license. In addition, California’s “Digital Financial Assets Law” was signed into law in October, 2023, and imposes significant obligations on companies involved in virtual currency activities within California and with California residents.

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Other states, such as Texas, have published guidance on how their existing regulatory regimes apply to virtual currencies. Some states, such as New Hampshire, North Carolina and Washington, have amended their state’s statutes to include virtual currencies into existing licensing regimes. It is likely that, as Blockchain technologies and the use of virtual currencies continues to grow, additional states will take steps to monitor the developing industry.

The issuance of Shares may require such state licenses. The effect of any future regulatory action on the Trust, bitcoin, or the Shares is impossible to predict, but such change could be substantial and could adversely affect the value of the Shares.

The Trust or Sponsor may be required to register as a money services business with FinCEN and as a money transmitter in states with applicable money transmitter regulations. If the Trust fails to operate with appropriate state or federal licenses the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Shares.

The Trust’s or Sponsor’s activities may require the registration of the Trust or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act. If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense framework) (or equivalent designation) under state law in any state in which the Trust or Sponsor operate, the Trust or Sponsor may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include, among other things, the implementation of anti-money laundering programs, cyber security, consumer protection, financial and reporting requirements and maintenance of certain records and other operational requirements. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Rather than incur these expenses or comply with licensing requirements, the Sponsor may decide to terminate the Trust. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Shareholders.

Furthermore, the process of obtaining the necessary licenses could take an extensive period of time. There is also a risk that necessary state or federal licenses will not be granted and therefore, the Sponsor may have to act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.

In addition, to the extent the Trust or Sponsor are found to have operated without appropriate state or federal licenses, the Trust or Sponsor may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Trust or Sponsor and affect the value of the Shares.

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THE TRUST AND BITCOIN PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that will be traded on the Exchange. The Trust’s investment objective is to gain exposure to the price of bitcoin as represented by the Reference Rate, less expenses and liabilities of the Trust’s operations. In seeking to achieve its investment objective, the Trust will hold bitcoin and will value its Shares daily based on the Reference Rate, which is based on an aggregation of executed trade flow of major bitcoin exchanges.

Bitcoin Value and Trading Volume

The value of bitcoin is determined by the value that various market participants place on bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more bitcoin exchanges where bitcoin is traded publicly and transparently (e.g., Bitstamp, Coinbase, Gemini, Kraken, itBit and LMAX Digital).

On these bitcoin exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Exchanges provide the necessary data with respect to the prevailing valuations of bitcoin due to the many bitcoin exchanges operating worldwide that represent a substantial percentage of bitcoin buying and selling activity. The Benchmark Administrator relies on a selection of exchanges for use in the Reference Rate. An exchange selected for use must meet the criteria of the Benchmark Administrator, which is governed by the CME CF Oversight Committee (the “Oversight Committee”). The below tables reflect the average daily trading volume (in thousands of USD) and market share percentage of each of the bitcoin exchanges included in the Reference Rate over the preceding four calendar quarters:

[Table regarding Trading Volume for each exchange/past four quarters]

[Table regarding market share percentage for each exchange/past four quarters]

The domicile, regulation and legal compliance of the bitcoin exchanges included in the Reference Rate, along with the information or reporting requirements applicable to each exchange, varies. Information regarding each bitcoin exchange may be found, where available, on the websites for such bitcoin exchanges and public registers for compliance with local regulations, among other places.

Changes to the regulatory landscape, both domestic and foreign, may impact the global trading volume of bitcoin. For example, a large percentage of the global bitcoin trading volume previously occurred on self-reported, unregulated bitcoin exchanges located in China. Throughout 2017, however, the Chinese government took several steps to tighten controls on bitcoin exchanges, culminating in a ban on domestic exchanges in November 2017, which forced such exchanges to cease their operations or relocate. As a result, reported Bitcoin trading volume on Chinese bitcoin exchanges is now substantially lower, representing a de minimis share of the reported global trade volume.

From time to time, there may be intra-day price fluctuations across bitcoin exchanges. However, they are generally relatively immaterial. These variances usually stem from small changes in the fee structures on different bitcoin exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for bitcoin and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to a bitcoin exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) bitcoin exchanges that are inaccessible to the Trust.

In order to provide updated information relating to the Trust for use by Shareholders, the Trust intends to publish an intraday indicative value (“IIV”) using the CME CF Bitcoin Real Time Index (“BRTI”). One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

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The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

All aspects of the BRTI methodology are publicly available at the website of the provider CF Benchmarks (www.cfbencharks.com). The CME CF Bitcoin Real Time Index is calculated once per second, in real time by utilizing the Order Books of bitcoin – U.S. dollar trading pairs operated by all Constituent Exchanges. An “Order Bookˮ is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the BRTI calculation agent. The Order Books are aggregated into one consolidated order book by the BRTI calculation agent. The mid-price volume curve, which is the average of the bid price-volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask price-volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid price-volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid spread-volume curve does not exceed a certain percentage deviation from the mid price). The BRTI is then given by the sum of the weighted mid price-volume curve obtained in the previous step.

The Reference Rate

The CME CF Bitcoin Reference Rate- New York Variant (“BRRNY”) is a once-a-day benchmark index price for Bitcoin denominated in US Dollars that synchronizes with the traditional close of U.S. financial markets. The index is calculated and published every day of the year at 4:00 p.m. Eastern time and has been since its launch on 28th February 2022. The index is provided by CF Benchmarks as a Registered Benchmark under the UK Benchmarks Regulation overseen by the UK Financial Conduct Authority (“UK FCA”). The Reference Rate was created to facilitate financial products based on bitcoin. Specifically, the Reference Rate is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent bitcoin exchanges (the “Constituent Bitcoin Exchanges”), as follows:

•	All Relevant Transactions that are executed between 3:00 p.m. and 4:00 p.m. Eastern time are added to a joint list, recording the trade price and size for each transaction.

•	The list is partitioned into a number of equally sized, 12 individual time intervals of 5 (five) minute length.

•	For each of the twelve (12) partitions separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Bitcoin Exchanges. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

•	The BRRNY is then given by the equally-weighted average of the volume-weighted medians of all partitions.

The Reference Rate does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade (the “Relevant Pair”) that occurs during the TWAP Period” on a Constituent Bitcoin Exchange in the BTC/USD pair that is reported and disseminated by a Constituent Bitcoin Exchange through its publicly available application programming interface (“API”) and observed by the Benchmark Administrator, CF Benchmarks Ltd. “TWAP” refers to the Time Weighted Average Price period for which trade data is observed, or 60 minutes observation window between 3:00 p.m. and 4:00 p.m. Eastern time.

An oversight function is implemented by the Benchmark Administrator in seeking to ensure that the Reference Rate is administered through the Benchmark Administrator’s codified policies for Reference Rate integrity. . The Reference Rate is administered through the Benchmark Administrator’s codified policies for index integrity, which have been developed to ensure compliance with the UK BMR regulations, which the Benchmark Administrator is subject as a Registered Benchmark. The codified policies include the following:

•	Input data policy: The Input Data Policy governs the data that the Benchmark Administrator uses in benchmark determinations.

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•	Surveillance policy: The Surveillance Policy governs Benchmark Surveillance, which is accomplished through a series of measures that are the product of an analysis of the Benchmark Administrator’s methodologies and their susceptibility to manipulation.

•	Conflicts of interest policy: The Conflicts of Interest Policy governs the measures by which the Benchmark Administrator identifies, records, mitigates, and escalates potential and actual conflicts of interest that might impact the integrity of the benchmarks.

•	Governance & Oversight Framework: This framework sets forth the measures by which the Benchmark Administrator manages the benchmark life cycle including the relevant junctures where Oversight Committee notification, escalation, review and resolution is relevant and required including the manner in which the Benchmark Administrator identifies risks to benchmark integrity and the processes and procedures it follows to mitigate and eliminate such risks.

The Benchmark Administrator’s compliance such regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Reference Rate is also subject to oversight by the Oversight Committee. The Oversight Committee was jointly established by the Benchmark Administrator and the Chicago Mercantile Exchange (“CME”) and is comprised of five members, including two who are representatives of CME, one who is a representative of the Benchmark Administrator, and two others who bring expertise and industry knowledge relating to benchmark determination, issuance, and operations. The Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available. The Oversight Committee meets at least quarterly basis, and more frequently as needed, to review and make determinations of cryptocurrency pricing products, including the Reference Rate, and attend to all other matters relating to such determination, including their definition, setting, scope, methodology, and distribution.

An exchange must meet a set of predefined criteria to be approved by the Oversight Committee, and the operation of existing Constituent Exchanges are also monitored against the same criteria:

1.	The exchange’s spot trading volume of the Relevant Pair for an index must meet the minimum thresholds as detailed below for it to be admitted as a constituent exchange:

a.	The average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2.	The exchange has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.	The exchange does not impose undue barriers to entry or restrictions on market participants, and utilizing the exchange does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.	The exchange complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, know-your-client (KYC) regulations and anti-money laundering (AML) regulations.

5.	The exchange cooperates with inquiries and investigations of regulators and the Benchmark Administrator upon request and must execute data sharing agreements with CME Group.

Following admittance, a Constituent Exchange must demonstrate that it continues to fulfill criteria two through five. In cases where a Constituent Exchange’s average daily contribution falls below three percent for the Reference Rate, then the continued inclusion of the exchange as a Constituent Exchange to the Relevant Pair shall be assessed by the Oversight Committee. The Constituent Exchanges have changed over time. For example, the BRR previously included OKCoin.com (HK) and Bitfinex, both of which were removed April 2017 due to trading restrictions. As of November 20, 2023, the Constituent Exchanges include:

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•	Bitstamp: A U.K.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as money transmitter in various U.S. states. It is also regulated as a Payments Institution within the European Union and is registered as a Crypto Asset business with the UK FCA.

•	Coinbase: A U.S.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Subsidiaries operating internationally are further regulated as an e-money provider (Republic of Ireland, Central Bank of Ireland) and Major Payment Institution (Singapore, Monetary Authority of Singapore).

•	Kraken: A U.S.-based exchange that is registered as an MSB with FinCEN in various U.S. states, Kraken is registered with the FCA as a Crypto Asset Business and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider (“VASP”). Kraken also holds a variety of other licenses and regulatory approvals, including from the Canadian Securities Administrators (“CSA”).

•	itBit: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

•	LMAX Digital: A Gibraltar based exchange regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K-based operator of a FCA regulated Multilateral Trading Facility and Broker-Dealer.

•	Gemini: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states. It is also registered with the FCA as a Crypto Asset Business.

Once the Sponsor has actual knowledge of material changes to the Constituent Bitcoin Exchanges used to calculate the Reference Rate, the Sponsor will post an announcement with respect to such change on its website.

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

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CALCULATION OF NAV

The Trust’s NAV per Share is calculated by:

•	taking the current market value of its total assets including, but not limited to, all bitcoin, cash or other assets;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The methodology of the Reference Rate used to value bitcoin for purposes of calculating NAV Per Share may not be deemed consistent with generally accepted accounting principles in the U.S. (“GAAP”). To the extent the methodology used to calculate the Reference Rate is deemed not to be consistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements, as further discussed below.

The Trust Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. EST. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. EST. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. EST and almost always by 8:00 p.m. EST).

The Sponsor anticipates that the Reference Rate will be reflective of a reasonable valuation of the average spot price of bitcoin. However, in the event the Reference Rate was not available or determined by the Sponsor to not be reliable, the Sponsor would “fair value” the Trust’s bitcoin holdings. The Sponsor does not anticipate that the need to “fair value” bitcoin will be a common occurrence. The Sponsor reserves the right to replace the Reference Rate with another valuation methodology which it believes will accurately track the price of bitcoin. If the Sponsor makes the decision to materially change the valuation methodology or replace either the Reference Rate or the Benchmark Administrator, the Sponsor will notify Shareholders via a posting on the Trust’s website or prospectus supplement or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Sponsor will publish the NAV, NAV per Share, Reference Rate, and the Trust’s bitcoin holdings at www.wisdomtree.com/investments after their determination and availability.

The Trust’s periodic financial statements may not utilize the net asset value of the Trust determined by reference to the Reference Rate to the extent the methodology used to calculate the Reference Rate is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for bitcoin on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust will obtain a price from a principal market for bitcoin, which may be through third party vendor or directly from such principal market.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that bitcoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through bitcoin trading counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the bitcoin trading counterparties from whom the Sponsor acquires or disposes of the Trust’s bitcoin, the principal market in each scenario is determined by looking at the market-based level of volume and bitcoin trading activity. Bitcoin trading counterparties, may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

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The Sponsor has developed a process for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable bitcoin trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include, but are not limited to, Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase, Crypto.com, Gemini, HitBTC, Huobi, itBit, Kraken, KuCoin, LMAX Digital, OKEx and Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60 minute period prior to 4:00 ET for bitcoin. The Sponsor then identifies that market as the principal market for bitcoin during that period, and uses the price for bitcoin from that venue at 4:00 ET as the principal market price.

To the extent there are any determinations that the Sponsor and the Trust Administrator make, such determinations will be made in good faith, and neither the Sponsor nor the Trust Administrator will be liable for any errors contained in, information reasonably available. Neither the Sponsor nor the Trust Administrator will be liable to DTC, Authorized Participants, the Shareholders or any other person for errors in judgment. The Trust’s daily activities are generally not reflected in the NAV determined for the Business Day on which the transactions are effected (the trade date), but rather on the following Business Day.

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ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on March 8, 2021, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the Trust Agreement dated as [    ]. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on March 5, 2021.

The Trust is not registered as an investment company under the 1940 Act and the Sponsor is not registered as an investment adviser under the Investment Advisers Act of 1940. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act (“CEA”), as administered by the CTFC. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of bitcoin represented by the NAV of the Baskets being created or redeemed. The total amount of bitcoin required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a fee of [    ]% (the “Sponsor Fee”). The Sponsor Fee is calculated on a daily basis (accrued at 1/365 of the applicable percentage of the net asset value (the “NAV”) on that day) and paid on a monthly basis. The Sponsor Fee will accrue and be payable in U.S. dollars. The Trust’s only ordinary recurring expense is expected to be the Sponsor Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the fees of the Trust Administrator, the Custodians’ Fees, Exchange listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. There is no cap on the amount of these Sponsor paid expenses.

The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. As of the date of this prospectus, the Sponsor has not decided to waive any of the Sponsor Fee and there are no specific circumstances under which the Sponsor has determined it will waive the fee.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing charges or fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Bitcoin Custodian, Trust Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

Because the Trust does not have any income, it will need to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor shall accrue daily and be payable by the Trust to the Sponsor at monthly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell bitcoin to pay the Sponsors Fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share.

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To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert bitcoin into U.S. dollars at the price available through an affiliate of the Bitcoin Custodian. The number of bitcoins represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling bitcoins. The Trust is responsible for paying any costs associated with the transfer of bitcoin to the Sponsor or the sale of bitcoin. However, under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale of transfer of bitcoin incurred in connection with the fulfillment of a creation and redemption order.

The quantity of bitcoins to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoins held by the Trust. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins, Incidental Rights and IR Virtual Currency by the Trust for the payment of expenses generally will be a taxable event to Shareholders.

Termination of the Trust

The Trust may be dissolved at any time for any reason, or for no reason at all, by the Sponsor in its sole discretion. Any termination by the Fund will result in the compulsory redemption of all outstanding Shares.

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after termination of the Trust, the Trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trustee pursuant to the Sponsor’s instruction or otherwise made by the Trustee in good faith. The proceeds of the liquidation of the Trust’s assets are expected to be distributed in cash. Shareholders are not entitled to any of the Trust’s underlying bitcoin holdings upon the dissolution of the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Sponsor will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement, as applicable, without Shareholder consent. The Sponsor shall determine the contents and manner of notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement or Sponsor Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement and Sponsor Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

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THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Custodians.

The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all routine operational, administrative and ordinary expenses of the Trust out of the Sponsor’s fee as more fully described herein.

The Sponsor appoints and may remove the Trust’s other service providers, as well as any additional, replacement, or successor service providers. The Sponsor does not take responsibility for the Trust’s other service providers.

The Sponsor is a wholly-owned subsidiary of WisdomTree, Inc. The Sponsor is a wholly-owned subsidiary of WisdomTree, Inc. (formerly WisdomTree Investments, Inc.), a global financial innovator that, through its other subsidiaries worldwide (collectively, “WisdomTree”), makes available ETFs, including those that hold bitcoin and other digital assets, as well as bitcoin futures. WisdomTree has also developed and launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as a blockchain-native digital wallet with bitcoin and ether available for purchase, sale and holding. While the Sponsor has not managed an ETF investing in commodities or digital assets, such as bitcoin, prior to the Trust, the Sponsor will leverage WisdomTree’s heritage of innovation and extensive experience regarding bitcoin and the digital asset markets.

The principal office of the Sponsor is located at 250 West 34th Street, 3rd Floor, New York, NY 10119:

Executive Officers of the Sponsor

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The following persons serve in the below capacities on behalf of the Sponsor:

Name and Year of Birth	Position(s) Held with the Sponsor	Length of Time Served	Principal Occupation(s) During the Past Five Years
Jeremy Schwartz (1981)	Chief Executive Officer	March 2021-Present	Global Chief Investment Officer for WisdomTree since 2021, Global Head of Research from 2018 to 2021 and Director of Research from 2008 to 2018.
David Castano (1971)	Chief Financial Officer and Treasurer	March 2021-Present	Head of Fund Accounting & Administration, WisdomTree Asset Management, Inc. since 2020; Director of Fund Accounting & Administration, WisdomTree Asset Management, 2011 to 2020.
Ryan Louvar (1972)	Chief Legal Officer and Secretary	March 2021-Present	Chief Legal Officer and Head of Business and Legal Affairs, WisdomTree Digital+, since 2021; General Counsel, WisdomTree Asset Management, Inc., 2013 to 2021.

+ WisdomTree Digital refers to the separate division within WisdomTree and its affiliates commencing in 2021 and includes the separate advisory subsidiary, WisdomTree Digital Management, Inc. commencing in 2022, and money services subsidiary, WisdomTree Digital Movement, Inc., commencing in 2023.

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The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Trust Administrator

Under the Administration Agreement, the Trust Administrator provides certain services necessary for the operation and administration of the Trust, including net asset value calculations, accounting and other administrative services.

The Bitcoin Custodian

The Bitcoin Custodian is responsible for safekeeping all of the bitcoin owned by the Trust.

The Cash Custodian

The Cash Custodian is responsible for safekeeping all of the non-bitcoin assets owned by the Trust.

The Transfer Agent

The Transfer Agent facilitates the issuance and redemption of Shares of the Trust.

The Marketing Agent

The Marketing Agent is responsible for (reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules and regulations.

Information regarding the Trust will be available at www.wisdomtree.com/investments. This internet address is only provided here as a convenience, and the information contained on or connected to such website is not considered part of this Prospectus.

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The Benchmark Administrator

The Benchmark Administrator and the Sponsor’s affiliate, which also covers the activities hereunder, have entered into a reference rate license agreement (the “License Agreement”), governing the use of the Reference Rate. The Benchmark Administrator may adjust the calculation methodology for the Reference Rate without notice to, or consent of, the Trust or its Shareholders. Under the License Agreement, the Sponsor pays a fee to the Benchmark Administrator in consideration of its license of Reference Rate-related intellectual property.

CUSTODY OF THE TRUST’S ASSETS

The Trust has entered into an agreement with the Bitcoin Custodian, the Bitcoin Custody Agreement, pursuant to which the Bitcoin Custodian will custody all of the Trust’s bitcoin in a segregated account from time to time (the “Vault Balance”). The Bitcoin Custodian will keep a substantial portion of the private keys associated with the Trust’s bitcoin in “cold storage” or similarly secure technology (the “Cold Vault Balance”), with any remainder of the Vault Balance held as a “Hot Vault Balance.” The Sponsor expects that all of the Trust’s assets and private keys will be held in cold storage of the Bitcoin Custodian on an ongoing basis.

Custody of bitcoin typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of bitcoin from an address associated with the private key to another address). Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s bitcoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Bitcoin Custodian will generally keep all of the Trust’s bitcoin in cold storage on an ongoing basis, it is possible that, from time to time, portions of the Trust’s bitcoin will be held outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets, to sell bitcoins including to pay Trust expenses, or to pay the Sponsor Fee, as necessary. The Trust’s bitcoin held in the Cold Vault Balance by the Bitcoin Custodian are held in segregated wallets and therefore are not commingled with the Bitcoin Custodian’s or other customer assets. The private key materials are stored within secure storage facilities within the U.S. and Europe. For security reasons exact locations are never disclosed. A limited number of employees at the Bitcoin Custodian are involved in private key management operations, and the Bitcoin Custodian has represented that no single individual has access to full private keys. The Bitcoin Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. The Sponsor and the Trust’s service providers will have the ability to verify the existence of the Trust’s bitcoin through information provided from the Custodian.

The Bitcoin Custodian’s internal audit team performs periodic internal audits over custody operations, and the Bitcoin Custodian has represented that Systems and Organizational Control attestations covering private key management controls are also performed on the Bitcoin Custodian by an external provider.

Under the terms of the Bitcoin Custody Agreement, the Sponsor maintains sole discretion in allocating bitcoin among the Hot Vault Balance and Cold Vault Balance. Bitcoin custodied by the Bitcoin Custodian is not commingled with assets of Bitcoin Custodian or its affiliates or with assets of other customers of Bitcoin Custodian. Neither the Trust, the Sponsor, nor any other entity is permitted to lend, pledge, hypothecate or rehypothecate any of the Trust’s bitcoin. The Bitcoin Custodian has also agreed in the Bitcoin Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s bitcoin, and that the Trust’s bitcoin assets are not treated as general assets of the Bitcoin Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Bitcoin Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the bitcoin held by the Bitcoin Custodian for the Trust and that the Trust’s bitcoin is held in a separate, segregated account under the Trust’s name. Under the Bitcoin Custody Agreement, the Bitcoin Custodian is required to obtain and maintain, at its sole expense, commercially reasonable insurance coverage for the custody services it provides to the Trust. The Bitcoin Custody Agreement does not require that private key information with respect to the Trust’s bitcoin be kept in a particular physical location.

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The Bitcoin Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Bitcoin Custodian can upload the fully signed transaction to an online network and transfer the bitcoin. Because the Bitcoin Custodian may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Bitcoin Custodian maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Bitcoin Custodian is shared among all of the Bitcoin Custodian’s customers, is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The Bitcoin Custodian maintains an annually renewed insurance policy in the amount of $320 million with comprehensive coverage terms and conditions. This insurance policy covers the loss of client assets held in cold storage at the Bitcoin Custodian. This insurance program, which has continuously run since 2013, provides the Bitcoin Custodian and its clients with some of the broadest and deepest insurance coverage in the crypto industry, with coverage designed to be comprehensive, including losses from employee collusion or fraud, physical loss (including theft), or damage of key material, security breach or hack, and fraudulent transfer.

The Bitcoin Custodian has advised the Sponsor that, through its insurance program, it has insurance coverage up to a certain amount that could be used to repay losses of the digital assets it custodies on behalf of its clients, including the Trust’s bitcoin, resulting from theft. However, Shareholders cannot be assured that the Bitcoin Custodian will maintain adequate insurance such that coverage will cover losses with respect to the Trust’s bitcoins, or that sufficient insurance proceeds necessarily will be available to cover the Trust’s losses in full.

The Bitcoin Custodian’s insurance covers losses resulting from employee collusion or fraud, physical loss (including theft), or damage of key material, security breach or hack, and fraudulent transfer, but does not cover losses resulting from the Bitcoin Custodian’s insolvency or certain other events. The Bitcoin Custodian’s insurance will not cover losses associated with the value of bitcoin and should not be viewed as insuring against losses caused by the Trust’s operations, performance, management or any of its other activities. For events that are covered by the Bitcoin Custodian’s insurance program, the Trust may be forced to share such insurance proceeds with other clients or customers of the Bitcoin Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by the Bitcoin Custodian may be substantially lower than the assets of the Trust. While the Bitcoin Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional sources of recovery in the event of losses, the Trust cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

The Bitcoin Custodian will not be liable for any amount greater than the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability, subject further to the maximum liability limit of $100 million for each cold storage address.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Bitcoin Custodian. Consequently, a loss may be suffered with respect to the Trust’s bitcoin that is not covered by the Bitcoin Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

The Bitcoin Custodian may terminate the Bitcoin Custody Agreement for any reason upon providing the applicable notice to the Trust, or immediately for “Cause” (as defined in the Bitcoin Custody Agreement), including, among others, if the Trust: materially breaches the Bitcoin Custody Agreement and such breach remains uncured, or undergoes a bankruptcy event.

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The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.

The Trust has entered into the Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash and cash equivalents. Under the Cash Custody Agreement, the Cash Custodian will open and maintain one or more cash deposit accounts to keep all cash and open other accounts for other non-digital assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-bitcoin assets for safekeeping. Amounts received in connection with the sale of bitcoin shall be deposited into the cash account. The Cash Custodian shall exercise the reasonable skill, care and diligence expected of a professional provider of custody services to institutional investors and shall generally be liable to the Trust for losses caused by the negligence, willful default or fraud of the Cash Custodian.

The Trust may engage third-party custodians or vendors besides the Bitcoin Custodian and the Cash Custodian to provide custody and security services for all or a portion of its bitcoin and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor may, in its sole discretion, add or terminate custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device (for example, a USB thumb drive) or printed medium and deleting the keys from all computers. The Custodian may receive deposits of bitcoin but may not send bitcoin without use of the corresponding private keys. In order to send bitcoin when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Bitcoin Custodian can transfer the bitcoin. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. The Bitcoin Custodian has represented that a limited number of employees at the Bitcoin Custodian are involved in private key management operations, and the Bitcoin Custodian has further represented that no single individual has access to full private keys.

The Bitcoin Custodian has represented that it maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. Such insurance is not specific to the Trust or to customers holding bitcoin with the Bitcoin Custodian, and may not be available for sufficient to protect the Trust from all possible losses or sources of losses.

Coinbase, an affiliate of the Bitcoin Custodian, may provide prime broker services, including bitcoin trade execution, from time to time as requested by the Sponsor, although the Sponsor may also trade directly with other third parties and/or market makers. The Trust may engage in purchases or sales of bitcoin by placing orders with Coinbase. Coinbase will route orders placed by the Sponsor through Coinbase’s execution platform where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each connected trading venue to which it is routed. Subject to the foregoing, Coinbase (as well as the Trust and the Sponsor) shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any trading venue, and that other trading venues not used for the specific execution and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the trading venue used to execute the Trust’s orders.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

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Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares will trade on the Exchange under the ticker symbol “BTCW.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, investors may incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable commissions and charges.

General

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 5,000 Shares to Authorized Participants, as further described below.

Authorized Participants

By executing a Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create. Authorized Participants that offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. With respect to cash creations and redemptions, transaction fees are expected to include commissions, taxes, and transaction and market impact costs, as applicable, in relation to the Trust’s purchase or sale of bitcoin related thereto.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

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Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker- dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus- delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Trust and/or the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

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CREATION AND REDEMPTION OF SHARES

The Trust issues and redeems Baskets on a continuous basis. Baskets are only issued or redeemed in exchange for an amount of bitcoin or cash determined by the Trustee on each day that the Exchange is open for regular trading. No Shares are issued unless the Bitcoin Custodian or Prime Broker has allocated to the Trust’s account the corresponding amount of bitcoin or cash. As of the date of this prospectus, a Basket requires delivery of [ ] bitcoins. The amount of bitcoin necessary for the creation of a Basket, or to be received upon redemption of a Basket, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust. Baskets may be created or redeemed only by Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. With respect to cash creations and redemptions, transaction fees are expected to include commissions, taxes, and transaction and market impact costs, as applicable, in relation to the Trust’s purchase or sale of bitcoin related thereto.

Authorized Participants, acting on authority of the registered holder of Shares, may surrender Baskets in exchange for the corresponding amount of bitcoin or cash. A Authorized Participant, or its designee, will receive bitcoin or cash related to the Authorized Participant’s redemption order from the Trust’s Trading Balance to the designee’s prime brokerage account at the Prime Broker. This transfer is an “off-chain” transaction that is represented in the books and records of the Prime Broker.

When a redemption order is received, the Trust will instruct the Prime Broker and Bitcoin Custodian to move the corresponding amount of bitcoin from the Trust’s Vault Balance to the Trading Balance by a specified time on the settlement date. Transfers of bitcoin from the Trust’s Vault Balance to the Trust’s Trading Balance are “on-chain” transaction represented on the bitcoin blockchain.

Bitcoin transactions that occur on the blockchain are susceptible to delays due to bitcoin network outages, congestion, spikes in transaction fees demanded by miners, or other problems or disruptions. To the extent that bitcoin transfers from the Trust’s Vault to the Trust’s Trading Balance are delayed due to congestion or other issues with the bitcoin network, redemptions in the Trust could be delayed.

Disruption of services at the Prime Broker or Bitcoin Custodian would have the potential to delay settlement of the bitcoin related to Share redemptions.

Upon the surrender of such Shares and the payment of the applicable transaction fee and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, the Sponsor will instruct the Prime Broker to deliver from the Trust’s Trading Balance to the designee’s prime brokerage account at the Prime Broker, the amount of bitcoin corresponding to the redeemed Baskets. Shares can only be surrendered for redemption in Baskets of 5,000 Shares each.

Before surrendering Baskets for redemption, an Authorized Participant must submit a redemption order through an electronic order entry system indicating the number of Baskets it intends to redeem. The date the Trust receives that order determines the bitcoin to be received in exchange. However, orders received after 3:59 p.m. ET on a Business Day (or such earlier cut-off time as communicated) will not be accepted and should be resubmitted on the next following Business Day.

All taxes incurred in connection with the delivery of bitcoin to the Bitcoin Custodian in exchange for Baskets (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by 4:00 p.m. EST, or the close of regular trading on the Exchange, whichever is earlier, or such earlier time as disseminated by the Trust the prior day for the following day’s transactions (e.g., 1:00 p.m. EST). The day on which an order is received by the Transfer Agent is considered the purchase order date.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a creation order, an Authorized Participant agrees to facilitate the deposit of bitcoin, generally through a designee of the Authorized Participant, with the Bitcoin Custodian or cash with the Cash Custodian, as applicable. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

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The total deposit of bitcoin or cash required to create each Basket is an amount of bitcoin (or value equal thereto with respect to cash) that is in the same proportion to the total assets of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid extraordinary expenses and liabilities) on the date the purchase order is properly received as the number of Shares to be created under the purchase order is to the total number of Shares outstanding on the date the order is received. Each night, the Sponsor or Trust Administrator will publish the amount of bitcoin or cash that will be required in exchange for each creation order.

It is anticipated that the required cash deposit will have a value greater than the value of the anticipated corresponding amount of bitcoin as directed by the Trust, which is intended to cover the commissions, transaction and market impact costs associated with the Trust’s purchase of bitcoin that the Authorized Participant will be obligated to pay. The Trust will return any unused portion of the excess cash deposit to the Authorized Participant. Following an Authorized Participant’s purchase order, the Trust’s Bitcoin Custodian or Cash Custodian account must be credited with the required bitcoin or cash, as the case may be, by the settlement date, or such earlier time as instructed, which may include the trade date. Upon receipt of the deposit amount in the Trust’s Bitcoin Custodian or Cash Custodian account (and thereafter after purchase by the Trust of corresponding bitcoin with the cash deposited), as the case may be, such Custodian will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the applicable bitcoin has been deposited or purchased with cash deposited, as applicable. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Bitcoin held in the Trust’s Custodian account at the Bitcoin Custodian is the property of the Trust and is not traded, leased, or loaned under any circumstances. The expense and risk of delivery and ownership of bitcoin until such bitcoin has been received by the Bitcoin Custodian on behalf of the Trust will be borne solely by the Authorized Participant.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on bitcoin being removed from the Trust’s Bitcoin Custodian account. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 4:00 p.m. EST, or the close of regular trading on the Exchange, whichever is earlier, or such earlier time as disseminated by the Trust the prior day for the following day’s transactions (e.g., 1:00 p.m. EST).

The redemption distribution from the Trust consists of a movement of bitcoin representing the amount of bitcoin held by the Trust evidenced by the Shares being redeemed or the cash proceeds from the sale of such bitcoin. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Bitcoin Custodian or Cash Custodian, as applicable, and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Trust’s DTC account. If the Trust’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Once the Transfer Agent notifies the Bitcoin Custodian or Cash Custodian, as applicable, and the Sponsor that the Shares have been received in the Trust’s DTC account, the Sponsor instructs the Bitcoin Custodian to transfer the redemption bitcoin amount from the Trust’s Custodian account to the Authorized Participant or instructs the Cash Custodian to pay the net cash proceeds (i.e., less transaction fees) to the Authorized Participant, as applicable.

Bitcoin held in the Trust’s Custodian account is the property of the Trust and is not traded, leased, or loaned under any circumstances.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency (for example, an interruption in services or availability of the Bitcoin Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry systems, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin network, hacking, cybersecurity breach, or power, Internet, or Bitcoin network outage, or similar event) exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Bitcoin Custodian or Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

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The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Custodian make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to [    ] Shares (i.e., [    ] Baskets) or less.

None of the Trust, Sponsor, the Transfer Agent, the Bitcoin Custodian or the Cash Custodian will be liable for the rejection of any purchase order or Basket.

Creation and Redemption Transaction Fee

To compensate for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to create or redeem Baskets. In connection with a cash creation order or cash redemption order, an Authorized Participant is responsible for the cash transaction fee, which consist of the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of bitcoin or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower (discount) or higher (premium) relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of bitcoin. However, the Sponsor believes that the Basket size of 5,000 shares will enable Authorized Participants and market makers to manage inventory and facilitate and effective arbitrage mechanism for the Trust. In addition, an investor may incur costs attributable to the difference between the highest price a buyer is willing to pay to purchase shares (bid) and the lowest price a seller is willing to accept for shares (ask) when buying and selling shares in the secondary market (the “bid/ask spread”).

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USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets, other than the initial seed capital, consist of bitcoin and cash. Bitcoin deposits are held by the Bitcoin Custodian or Prime Broker on behalf of the Trust until (1) delivered to Authorized Participants in connection with redemptions of Baskets or (2) sold to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

DESCRIPTION OF THE SHARES

The beneficial interest in the Trust is divided into shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any. The Shares of the Trust will be listed for trading, subject to notice of issuance, on the Exchange under the symbol “BTCW.” The Trust’s Shares may be bought and sold in the secondary market like any other exchange-listed security.

All Shares are transferable, fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Every Shareholder, by virtue of having purchased or acquired one or more Shares, shall have expressly consented and agreed to be bound by the terms of the Trust Agreement.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the by-laws of the Trust, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation; however, the DSTA does provide shareholders the right to bring “oppression” or “derivative” actions. All of the Shares are of the same class with equal rights and privileges. Each of the Shares is transferable through the book-entry system of DTC, is fully paid and nonassessable. Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights or rights to distributions. See “Management; Voting by Shareholders.”

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CONFLICTS OF INTEREST

General

Shareholders are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Sponsor presently intends to assert that Shareholders have, by subscribing for Shares, consented to the conflicts of interest described below in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The officers, directors and personnel providing services with respect to the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities, including affiliates of the Sponsor, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

Prime Broker

The Trust may engage in sales of bitcoin by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through the prime broker execution platform (the “Trading Platform”) to a connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Broker’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Broker or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Proprietary and Individual Trading/Other Clients

The Sponsor and its respective directors, officers, employees and/or affiliates (and the affiliates’ directors, officers and employees) may trade in the bitcoin, cryptocurrency, derivative or other markets for their own accounts and for the accounts of their clients (such transactions may occur prior to, during, or after the commencement of this offering), and in doing so may take positions opposite to those held by the Trust or ahead of may compete with the Trust for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Trust. Further, such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the bitcoin held by the Trust and, consequently, on the market value of bitcoin. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust or its Shares. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders. Internal written trading policies will also not be available for inspection by Shareholders.

Because the Sponsor and its respective directors, officers, employees and/or affiliates (and the affiliates’ directors, officers and employees) may trade for their own accounts at the same time that the Sponsor is managing the Trust, prospective investors should be aware that such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Trust and proprietary accounts may receive preferential treatment as it relates to the pool.

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Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Code of Conduct

The Sponsor has a Code of Conduct that applies to those personnel of the Sponsor whose regular functions or duties involve making, participating in, or obtaining information regarding the purchase or sale of bitcoin by the Trust, and requires pre-clearance of bitcoin by such persons.

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DUTIES OF THE SPONSOR

Under the Declaration of Trust, the Trustee has delegated to the Sponsor the exclusive power and authority to manage the business and affairs of the respective Trust. The duties of the Sponsor with respect to the Trust includes but are not limited to:

•	arranging for the creation of the Trust, the registration of the Shares for public offering in the United States and the listing of the Shares;

•	selecting the service providers and negotiating the applicable agreements and fees;

•	monitoring the performance of the Trust;

•	developing and administering a marketing plan for the Fund and preparing marketing materials regarding the Shares, in each case in conjunction with the Marketing Agent;

•	facilitating the available of a website for the Trust’s materials; and

•	performing such other services as the Sponsor believes that the Trust may from time to time require.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

[    ]

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein.

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The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section [    ] of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

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PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Sponsor is not governed by a board of directors. However, the Sponsor is supported by principals and executive officers who perform certain functions that, if the Trust had directors or executive officers, would typically be performed by them. See “The Trust’s Service Providers—The Sponsor” for biographical information of the Sponsor’s principals and key personnel.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 250 West 34th Street, 3rd Floor, New York, NY 10119, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

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STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware except for causes of action for violation of U.S. federal or state securities laws. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Perkins Coie LLP has advised the Sponsor in connection with the Shares being offered. Perkins Coie LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement of the WisdomTree Bitcoin Fund as of [   ], 2023 has been included herein in reliance on the report of [   ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Perkins Coie LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax- advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to Shareholders who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Perkins Coie LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of Perkins Coie LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

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Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires its Shares as part of the creation of a Basket, the delivery of bitcoin to the Trust in exchange for a pro rata share of the underlying bitcoin represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the bitcoin held in the Trust will be the same as its tax basis and holding period for the bitcoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying bitcoin related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies bitcoin as “property” that is not currency for U.S. federal income tax purposes and clarifies that bitcoin could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of bitcoin. Because bitcoin is a new technological innovation, the U.S. federal income tax treatment of bitcoin or transactions relating to investments in bitcoin may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving bitcoin. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in bitcoin or in transactions relating to investments in bitcoin is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any bitcoin the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Although the Trust does not intend to sell bitcoin, it will use bitcoin to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such bitcoin. If the Trust sells bitcoin (for example to generate cash to pay fees or expenses) or is treated as selling bitcoin (for example by using bitcoin to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the bitcoin that was sold. A Shareholder’s tax basis for its share of any bitcoin sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the bitcoin held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of bitcoin sold, and the denominator of which is the total amount of the bitcoin held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the bitcoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the bitcoin that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the bitcoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling bitcoin) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the bitcoin that was sold.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying bitcoin represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the bitcoin received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the bitcoin received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the bitcoin received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

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After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the bitcoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the bitcoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the bitcoin received by the Shareholder in the redemption.

If a hard fork occurs in the Bitcoin Blockchain, the Trust could hold both the original bitcoin and the alternative new asset. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, the Trust Agreement requires that, if such a transaction occurs, the Trust will as soon as possible direct the Bitcoin Custodian to distribute the alternative new asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new alternative asset and for the proceeds to be distributed to the Shareholders. The receipt, distribution and/or sale of the new alternative asset may cause Shareholders to incur a U.S. federal income tax liability. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of bitcoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017, and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

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The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

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PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on:

(i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that: (a) none of the Sponsor, the Trustee, the Bitcoin Custodian, the Cash Custodian or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

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INTELLECTUAL PROPERTY

WisdomTree, Inc. is the licensor of certain trademarks, service marks and trade names of the Trust. WisdomTree, Inc. also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. WisdomTree, Inc. is not responsible for, and has not participated in, the determination of the timing, prices, or quantities of Shares of the Trust to be issued or in the determination or calculation of the equation by which the Shares of the Fund are redeemable.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Trust or the Shares can also be obtained from the Sponsor’s website at www.wisdomtree.com/investments. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s Internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by amendment]

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APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1933 Act”: The Securities Act of 1933.

“1940 Act”: Investment Company Act of 1940.

“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.

“Basket”: A block of 5,000 Shares used by the Trust to issue or redeem Shares.

“Basket Deposit”: The total deposit required to create each Basket.

“Bitcoin Custodian”: Coinbase Custodian Trust Company LLC

“Business Day”: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

"Cash Custodian”: State Street Bank and Trust Company ..

“CEA”: Commodity Exchange Act.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“Code”: Internal Revenue Code of 1986, as amended.

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“Exchange”: Cboe BZX Exchange, Inc.

“Exchange Act”: The Securities Exchange Act of 1934.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“Fund Accountant”: State Street Bank and Trust Company.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“IRS”: U.S. Internal Revenue Service.

“Marketing Agent”: Foreside Fund Services, LLC.

“NAV”: Net asset value of the Trust.

“NFA”: National Futures Association.

“Redemption Order Date”: The date a redemption order is received in satisfactory form and approved. “Register”: The record of all shareholders and holders of the Shares in certificated form kept by the Administrator.

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“SEC”: The U.S. Securities and Exchange Commission.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“Shareholders”: Holders of Shares.

“Transfer Agent”: State Street Bank and Trust Company.

“Trust Administrator”: State Street Bank and Trust Company .

“Trust Agreement”: Declaration of Trust and Trust Agreement of WisdomTree Bitcoin Fund.

“The Sponsor”: WisdomTree Digital Commodity Services, LLC, a Delaware limited liability company.

“The Trust”: WisdomTree Bitcoin Fund.

“Trustee”: Delaware Trust Company, a Delaware trust company.

“You”: The owner or holder of Shares.

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WISDOMTREE BITCOIN FUND

SHARES

_______________________________

PROSPECTUS

_______________________________

[            ], 2023

Until [            ], 2024 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in

SEC registration fee (actual)	$	[	]*

Listing fee (actual)	$	[	]*

Auditor’s fees and expenses	$	[	]*

Legal fees and expenses	$	[	]*

Printing expenses	$	[	]*

Miscellaneous expenses	$	[	]*

Total	$	[	]*

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)       Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)       Financial Statement Schedules.

Not applicable.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Declaration of Trust and Trust Agreement*
3.2	Certificate of Trust (1)
3.3	Amended Certificate of Trust**
5.1	Opinion of Perkins Coie LLP as to legality*
8.1	Opinion of Perkins Coie LLP as to tax matters*
10.1	Form of Coinbase Prime Broker Agreement*
10.2	Form of Coinbase Custodial Services Agreement (including in Exhibit 10.1)*
10.3	Form of Marketing Agent Agreement*
10.4	Form of Custodian Agreement (Cash and Cash Equivalents)*
10.5	Form of Trust Administration Agreement (including Accounting)*
10.6	Form of Transfer Agency Agreement*
10.7	Form of Authorized Participant Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Perkins Coie LLP (included in Exhibits 5.1 and 8.1)*
107	Calculating of Filing Fee Table**

(1)	Previously filed as an exhibit to the Trust’s Registration Statement on Form S-1 on March 11, 2021.
*	To be filed by amendment.

**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 18, 2023.

WisdomTree Bitcoin Fund
By: WisdomTree Digital Commodity Services, LLC as Sponsor of the Trust

By:	/s/ Jeremy Schwartz
Name:	Jeremy Schwartz
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Jeremy Schwartz	Chief Executive Officer (Principal Executive Officer)	December 18, 2023

/s/ David Castano	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 18, 2023

*	The registrant will be a trust and the persons are signing in their capacities as officers of WisdomTree Digital Commodity Services, LLC, the Sponsor of the registrant.

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